AGREEMENT OF LEASE

between

100 CHURCH FEE OWNER LLC

Landlord

and

CENTERLINE CAPITAL GROUP INC.

Tenant

Dated as of August 9, 2011

The entire 15th floor
100 Church Street
New York, New York

EXHIBITS

EXHIBIT A	FLOOR PLAN OF THE 15TH FLOOR OF THE BUILDING
EXHIBIT A-1	FLOOR PLAN OF THE 14TH FLOOR OF THE BUILDING
EXHIBIT B	FIXED ANNUAL RENT
EXHIBIT C	RULES AND REGULATIONS
EXHIBIT D-1	LANDLORD’S WORK
EXHIBIT D-2	LIST OF ABOVE STANDARD ITEMS
EXHIBIT E	CLEANING SPECIFICATIONS
EXHIBIT F	HVAC SPECIFICATIONS
EXHIBIT G	FORM OF LETTER OF CREDIT
EXHIBIT H	FORM OF GUARANTY
EXHIBIT I	PROPOSED CONSTRUCTION SCHEDULE

LEASE (this “Lease”) made as of the 9th day of August 2011 between 100 CHURCH FEE OWNER LLC, a Delaware limited liability company, having an office c/o SL Green Realty Corp., at 420 Lexington Avenue, New York, New York, 10170, hereinafter referred to as “Landlord”, and CENTERLINE CAPITAL GROUP INC., a Delaware corporation, having an office at 625 Madison Avenue, New York, New York 10022, hereinafter referred to as “Tenant”. The term “Named Tenant” shall be deemed to be referring to Centerline Capital Group Inc.

W I T N E S S E T H

Landlord and Tenant, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby covenant and agree as follows:

ARTICLE 1

DEMISE; PREMISES AND PURPOSE

1.01                 Landlord hereby leases and demises to Tenant, and Tenant hereby hires and takes from Landlord, those certain premises located on and comprising the entire fifteenth (15th) floor, approximately as indicated by hatch marks on the plan annexed hereto and made a part hereof as Exhibit A (the “Premises”), deemed by Landlord and Tenant to consist of 57,945 rentable square feet, in the building known as and located at 100 Church Street, New York, New York (the “Building”) subject to the provisions of this Lease. Anything to the contrary herein notwithstanding, Landlord shall have the right, exercisable within thirty (30) days of the date hereof (time being of the essence with respect to such date), to substitute the entire fourteenth (14th) floor of the Building (approximately as indicated by hatch marks on the plan annexed hereto and made a part hereof as Exhibit A-1) for the entire fifteenth (15th) floor of the Building (the “Premises Substitution”). If Landlord elects to exercise the Premises Substitution, Landlord shall provide notice thereof to Tenant by no later than the date which is 30 days following the date hereof, and upon the giving of such notice, the Premises demised hereunder shall be deemed to the entire 14th floor of the Building (as shown on Exhibit A-1) and any references to the 15th floor of the Building and Exhibit A annexed hereto shall be deemed null and void and of no further force and effect. If there are any increased costs incurred in connection with the performance of Landlord’s Work solely as a result of such Premises Substitution, such increased costs shall be paid by Landlord and Landlord shall revise the Drawings if and to the extent necessary due to the Premises Substitution, and in no event shall any delays caused solely by Premises Substitution (and any reasonable corresponding changes to the Above Standard Items as a result thereof) result in a Tenant Delay.

1.02                 The Premises shall be used and occupied for (i) executive, administrative and general office use consistent with that found in Class “A” high-rise office buildings located in downtown Manhattan only (the “Primary Use”) and (ii) for customary ancillary uses in connection with such Primary Use as shall be reasonably required by Tenant in the operation of its business, consistent with ancillary uses at Class “A” high-rise office buildings located in downtown Manhattan that are similar to the Building (“Comparable Buildings”), provided such ancillary uses are (x) ancillary to the Primary Use, (y) primarily for the use of Tenant’s employees and (z) permitted in accordance with all Applicable Laws (it being acknowledged that Landlord makes no representation that any of such ancillary uses are so permitted); and further provided that any such ancillary uses shall not generate significantly more (A) traffic into and out of the Building and/or the Premises and/or (B) use of the passenger elevators servicing the Building than the traffic and/or use normally generated by tenants with a similar Primary Use, and for no other purposes, and together with the non-exclusive right to use in common with other tenants and occupants of the Building, the common areas of the Building which are required in connection with the Primary Use, upon and subject to the terms and conditions of this Lease.

1.03                 No portion of the Premises shall be used for any purpose which: (a) unreasonably interferes with the maintenance or operation of the Building; (b) materially and adversely affects any service provided to, and/or the use and occupancy by, any Building tenant or occupants; (c) unreasonably interferes with, annoys or disturbs any other tenant or unreasonably interferes with, annoys or disturbs Landlord, (d) constitutes a public or private nuisance or (e) violates the certificate of occupancy issued for the Building. Without limiting the foregoing, neither the Premises, nor the halls, corridors, stairways, elevators or any other portion of the Building shall be used by Tenant or Tenant’s servants, employees, licensees or business invitees in connection with the aforesaid permitted use so as to cause any congestion of the public portions of the Building or the entranceways, sidewalks or roadways adjoining the Building whether by trucking or by the congregating or loitering thereon of Tenant and/or the servants, employees, licensees, business invitees or visitors of Tenant

1.04                 Tenant shall not permit messengers, delivery personnel or other vendors providing such services to Tenant (“Delivery Personnel”) to: (i) assemble, congregate or to form a line outside of the Premises or the Building or otherwise impede the flow of pedestrian traffic outside of the Premises or Building or (ii) park or otherwise leave bicycles, wagons or other delivery carts outside of the Premises or the Building except in locations outside of the Building designated by Landlord from time-to-time. Tenant shall use commercially reasonable efforts to require all Delivery Personnel to comply with the preceding sentence and with rules promulgated by Landlord from time-to-time regarding the use of outside messenger services (though Tenant shall not be deemed to be in default hereunder if such personnel do not so comply).

ARTICLE 2

TERM

2.01                 The Premises are leased for a term (the “Term”) which shall commence on the date (the “Commencement Date”) which is the later to occur of (x) December 1, 2011 and (y) the earlier of (i) the date Landlord’s Work is substantially completed (subject, however, to the provisions of Section 22.02(a)(i) and Section 22.05 below) and (ii) the date Tenant (or anyone claiming by, through or under Tenant) shall occupy the Premises for any purposes (other than the access granted to Tenant pursuant to the terms and conditions of Section 22.08 below), and shall end on the last day of the month in which occurs the day immediately preceding the fifteenth (15th) anniversary of the Commencement Date (the “Expiration Date”) or on such earlier date upon which the Term shall expire, be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

ARTICLE 3

RENT AND ADDITIONAL RENT

3.01                 Tenant shall pay fixed annual rent (the “Fixed Annual Rent”) at the rates and during the periods provided for in the schedule annexed hereto and made a part hereof as Exhibit B  in equal monthly installments in advance on the first (1st) day of each calendar month during the Term. All sums other than Fixed Annual Rent payable hereunder shall be deemed to be “Additional Rent” and shall be payable on demand, unless other payment dates are hereinafter provided. Tenant shall pay all Fixed Annual Rent and Additional Rent due hereunder at the office of Landlord or such other place as Landlord may designate, payable in United States legal tender, by cash, or by good and sufficient check drawn on a New York City bank which is a member of the New York Clearing House or a successor thereto (or by wire transfer, in which case, Landlord shall provide Tenant with Landlord’s wire transfer information following Tenant’s request), and, except as expressly set forth in this Lease, without any set off or deduction whatsoever. The term “Rent” as used in this Lease shall mean Fixed Annual Rent and Additional Rent. Landlord may apply payments made by Tenant towards the payment of any item of Fixed Annual Rent and/or Additional Rent payable hereunder notwithstanding any designation by Tenant as to the items against which any such payment should be credited.

3.02                 For purposes hereof, the term “Rent Commencement Date” shall mean the date which is five (5) days following the Commencement Date; provided, however, if the Commencement Date occurs prior to January 1, 2012, then the Rent Commencement Date shall be deemed to be the earlier to occur of (i) January 5, 2012 or (ii) twenty-one (21) days following the Commencement Date.

ARTICLE 4

ASSIGNMENT/SUBLETTING

4.01                 Except as expressly set forth herein, neither Tenant nor Tenant’s legal representatives or successors in interest by operation of law or otherwise, shall assign, mortgage or otherwise encumber this Lease, or sublet or permit all or part of the Premises to be used by others, without the prior written consent of Landlord in each instance. If this Lease is assigned, or if the Premises or any part thereof is underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant hereunder beyond the expiration of any applicable cure or grace period, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed a sublease. The listing of the name of a party or entity other than that of Tenant on the Building or floor directory or on or adjacent to the entrance door to the Premises shall neither grant such party or entity any right or interest in this Lease or in the Premises nor constitute Landlord’s consent to any assignment or sublease to, or occupancy of the Premises by, such party or entity. If any lien is filed against the Premises or the Building of which the same form a part for brokerage services claimed to have been performed for Tenant in connection with any such assignment or sublease, whether or not actually performed, the same shall be discharged within thirty (30) days thereafter, at Tenant’s expense, by filing the bond required by law, or otherwise, and paying any other necessary sums, and Tenant agrees to indemnify Landlord and its agents and hold them harmless from and against any and all claims, losses or liability resulting from such lien for brokerage services rendered.

4.02                 If Tenant desires to assign this Lease or to sublet all or any portion of the Premises, it shall first submit in writing to Landlord the documents described in Section 4.06 hereof, and shall offer in writing (“Tenant’s Recapture Offer”), (i) with respect to a prospective assignment, to terminate or assign this Lease to Landlord without any payment of moneys or other consideration therefor by Landlord to Tenant, or, (ii) with respect to a sublease for all or a portion of the Premises for all or substantially all of the balance of the Term (i.e., term of sublease would expire with one (1) year or less remaining in the Term), to terminate this Lease with respect to the portion of the Premises covered by such sublease, or (iii) with respect to a prospective subletting, to sublet to Landlord the portion of the Premises involved (“Leaseback Area") for the term specified by Tenant in its proposed sublease at Tenant’s proposed subrental, and otherwise on the same terms, covenants and conditions (including provisions relating to escalation rents), as are contained herein and as are allocable and applicable to the portion of the Premises to be covered by such subletting. Tenant’s Recapture Offer shall specify the date when the Leaseback Area will be made available to Landlord, which date shall be in no event earlier than sixty (60) days nor later than one hundred eighty (180) days following the acceptance of Tenant’s Recapture Offer (the “Recapture Date”). Landlord shall have a period of thirty (30) days from the receipt of such Tenant’s Recapture Offer to either accept or reject Tenant’s Recapture Offer as aforesaid.

4.03.                 If Landlord exercises its option to terminate this Lease pursuant to Section 4.02 above, then (i) the term of this Lease shall end at the election of Landlord either (x) on the date that such assignment or sublet (but only with respect to the portion of the Premises being so sublet) was to become effective or commence, as the case may be, or (y) on the Recapture Date and (ii) Tenant shall surrender to Landlord and vacate the applicable portion of the Premises on or before such date in the same condition as is otherwise required upon the expiration of this Lease by its terms, (iii) the Rent and Additional Rent due hereunder shall be paid and apportioned to such date, and (iv) Landlord shall be free to lease the Premises (or any portion thereof) to any individual or entity including, without limitation, Tenant’s proposed assignee or subtenant.

4.04.                 If Landlord shall accept Tenant’s Recapture Offer pursuant to Section 4.02 above (i.e., have this Lease assigned to Landlord or sublet by Landlord) Tenant shall then execute and deliver to Landlord, or to anyone designated or named by Landlord, an assignment or sublease, as the case may be, in either case in a form reasonably satisfactory to Landlord’s counsel and Tenant’s counsel, provided, that in the case of an assignment, Tenant shall be released from any and all liability accruing under this Lease from and after the Recapture Date.

 If a sublease is so made it shall expressly:

(i) permit Landlord to make further subleases of all or any part of the Leaseback Area and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as necessary;

(ii) provide that Tenant will at all times permit reasonably appropriate means of ingress to and egress from the Leaseback Area;

(iii) negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

(iv) provide that Landlord shall accept the Leaseback Area "as is" except that Landlord, at Tenant’s expense (if same was to be Tenant’s expense under Tenant’s Recapture Offer), shall perform all such work and make all such alterations as may be required physically to separate the Leaseback Area from the remainder of the Premises and to permit lawful occupancy, it being intended that Tenant shall have no other cost or expense in connection with the subletting of the Leaseback Area; and

(v) provide that at the expiration of the term of such sublease Tenant will accept the Leaseback Area in its then existing condition, subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the Leaseback Area in good order and condition, ordinary wear and tear excepted, and Tenant shall not be required to remove any alterations or improvements installed in the Premises by Landlord (or its designee or subtenant).

4.05                 Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Area during the period of time it is so sublet, except for Fixed Annual Rent and Additional Rent, if any, due under the within Lease, which are in excess of the rents and additional sums due under such sublease. Subject to the foregoing, performance by Landlord, or its designee, under a sublease of the Leaseback Area shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

4.06                 If Tenant requests Landlord’s consent to a specific assignment or subletting, it shall submit in writing to Landlord (i) the name and address of the proposed assignee or sublessee, (ii) a duly executed counterpart of the proposed agreement of assignment or sublease, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or sublessee and as to the nature of its proposed use of the space, and (iv) reasonable and customary financial or other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or sublessee.

4.07.                 If Landlord shall not have accepted Tenant’s Recapture Offer and Landlord shall not have terminated this Lease, as provided for in Section 4.02 hereof, then Landlord will not unreasonably withhold, condition or delay its consent to Tenant’s request for consent to such specific assignment or subletting for the use permitted under this Lease, provided that:

(i)      The Premises shall not, without Landlord’s prior consent, have been listed or otherwise publicly advertised for assignment or subletting at a rental rate lower than the higher of (a) the Fixed Annual Rent and all Additional Rent then payable, or (b) the then prevailing rental rate for other available space in the Building;

(ii)      The proposed assignee or subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the Premises, in a manner consistent with the permitted use and in keeping with the standards of the Building;

(iii)      The proposed assignee or subtenant shall not then be a tenant, subtenant, assignee or occupant of any space in the Building, nor shall the proposed assignee or subtenant be a person or entity who has negotiated (via e-mails, term sheets, letters of intent or other similar form of communication) with Landlord or Landlord’s agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant’s request for Landlord’s consent;

(iv)      The character of the business to be conducted in the Premises by the proposed assignee or subtenant shall not be likely to unreasonably increase operating expenses or the burden on existing cleaning services, elevators or other services and/or systems of the Building;

(v)      In case of a subletting, the subtenant shall be expressly subject to all of the obligations of Tenant under this Lease with respect to the portion of the Premises so sublet (excluding the economic provisions hereof) and the further condition and restriction that such sublease shall not be assigned, encumbered or otherwise transferred or the Premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance;

(vi)      No subletting shall end later than one (1) day before the Expiration Date;

(vii)      At no time shall there be more than five (5) occupants, including Tenant, in the Premises;

(viii)      Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket costs, including reasonable attorneys’ fees and disbursements, that may be incurred by Landlord in connection with said assignment or sublease;

(ix)      The character of the business to be conducted in the Premises by the proposed assignee or subtenant shall not require any alterations, installations, improvements, additions or other physical changes to be performed, or made to, any portion of the Building or the Real Property other than the Premises; and

(x)      The proposed assignee or subtenant shall not be any entity which is entitled to diplomatic or sovereign immunity or which would not be subject to service of process in the State of New York or to the jurisdiction of the courts of the State of New York and the United States located in New York County.

4.08                 Any consent of Landlord under this Article shall be subject to the terms of this Article and conditioned upon there being no default by Tenant, beyond any grace period, under any of the terms, covenants and conditions of this Lease at the time that Landlord’s consent to any such subletting or assignment is requested and on the date of the commencement of the term of any proposed sublease or the effective date of any proposed assignment. Tenant acknowledges and agrees that no assignment or subletting shall be effective unless and until Tenant, upon receiving any necessary Landlord’s written consent (and unless it was theretofore required to be delivered to Landlord) causes a duly executed copy of the sublease or assignment to be delivered to Landlord within ten (10) days after execution thereof. Any such sublease shall provide that the sublessee shall comply with all applicable terms and conditions of this Lease with respect to the portion of the Premises so sublet to be performed by Tenant hereunder, excluding the economic provisions hereof. Any such assignment of this Lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by Tenant.

4.09.                 (a)                 Anything contained in this Lease to the contrary notwithstanding, Landlord’s consent shall not be required for an assignment of this Lease, or sublease of all or part of the Premises for the uses permitted hereunder, or the occupancy of all or a portion of the Premises, to a Related Entity (and the provisions of Section 4.02 shall not be deemed applicable thereto); provided, that (i) Landlord is given notice within ten (10) days after the occurrence thereof and reasonably satisfactory proof that the requirements of this Lease have been met, (ii) any such transaction complies with the other provisions of this Article 4 (excluding Section 4.02 above and Section 4.10 below), and (iii) the proposed assignee or subtenant is engaged in a business and the Premises, or the relevant part thereof, will be used in a manner which is in keeping with standards of the Building.

(b)                 For purposes of this Article 4:

(i)                  a “Related Entity” shall mean (x) any corporation or entity which controls or is controlled by Tenant or is under common control with Tenant or (y) any entity (i) to which all or substantially all the assets of Tenant or all or substantially all of the equity interests (whether in a single transaction or in a series of related or unrelated transactions) are transferred or (ii) into which Tenant may be merged or consolidated; provided, that in the case of a Related Entity described in clause (y) above (a “Successor Related Entity”), the net worth, exclusive of good will, of such transferee or of the resulting or surviving entity, as the case may be, as certified by a financial officer of such transferee or resulting entity, is not less than Tenant’s net worth (exclusive of good will), as so certified, as of either (a) the Commencement Date or (b) the day immediately prior to such transaction, whichever is greater (whichever is higher);

(ii)      the term “control” shall mean, in the case of a corporation or other entity, ownership or voting control, directly or indirectly, of at least fifty-one percent (51%) of all of the general or other partnership (or similar) interests therein and the term “net worth” shall mean, as calculated in accordance with GAAP, the excess of total assets over total liabilities; total assets and total liabilities each being determined in accordance with generally accepted accounting principles consistently applied, excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, trade names, licenses, patents, trademarks, copyrights and franchises; and

(iii)      Notwithstanding anything to the contrary contained herein, the following transfers of the stock or other equity interests in Tenant shall not be deemed an assignment for purposes of this Article 4: (i) transfers on a recognized United States or foreign securities exchange or in the over-the-counter market; or (ii) transfers pursuant to a public offering.

4.10                 If Landlord shall not have accepted Tenant’s Recapture Offer hereunder and Landlord has not elected to terminate this Lease, and Tenant effects any assignment or subletting (other than an assignment or subletting described in Section 4.09), then Tenant thereafter shall pay to Landlord a sum equal to fifty percent (50%) of (a) any rent or other consideration paid to Tenant by any subtenant which is in excess of the aggregate rent and additional rent allocable to the subleased space which is then being paid by Tenant to Landlord pursuant to the terms hereof, and (b) any other profit or gain realized by Tenant from any such subletting or assignment. In computing such excess amount and/or profit or gain, Tenant may deduct all Transaction Costs. “Transaction Costs” means (i) the amount of any costs incurred by Tenant in making alterations to the sublet space for the subtenant, and the amount of any work allowance and/or rent concessions granted by Tenant to the subtenant, (ii) advertising, legal expenses and brokerage commissions reasonably incurred by Tenant in connection with such assignment or subleasing and (iii) the amount paid for the sale of the personal property, equipment and trade fixtures in the Premises to the extent same are to be utilized by such subtenant or assignee, as reflected on Tenant’s books and calculated in accordance with GAAP. Transaction Costs shall not include any Rent under this Lease allocable to the space in question during the period of marketing the space and/or during which such space was unoccupied.

4.11.                 In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

4.12                 Anything to the contrary contained in this Article 4 notwithstanding, provided that Tenant is not in default hereunder beyond any applicable cure and grace period and provided the Tenant under this Lease is the Named Tenant or a Related Entity of the Named Tenant, then in connection with the initial sublease by Tenant consisting of not more than 15,000 rentable square feet (whether as part of the initial premises sublet or when aggregated with any option or expansion space granted to such subtenant) and for which Tenant both actually enters into and submits to Landlord for its consent pursuant to Section 4.06 above by the date which is the two (2) year anniversary of the Commencement Date (time being of the essence with respect to such date) (a “Free Sublease”), and provided Tenant complies with all of its obligations under this Article 4 with respect to such Free Sublease, Landlord hereby acknowledges and agrees that the provisions of Section 4.02 and Section 4.10 above shall not be deemed applicable to such Free Sublease.

4.13                 Landlord shall, within fifteen (15) Business Days after Tenant’s request, accompanied by an executed counterpart of an Eligible Sublease, deliver to Tenant and the subtenant under an Eligible Sublease (herein called an “Eligible Subtenant”) a non-disturbance agreement on Landlord’s commercially reasonable form (herein called a “Landlord’s Non-Disturbance  Agreement”). Following the Eligible Subtenant’s and Tenant’s execution and delivery of the Landlord’s Non-Disturbance Agreement, Landlord shall, within ten (10) Business Days, execute and deliver a counterpart thereof to the Eligible Subtenant. For purposes hereof, the term “Eligible  Sublease” shall mean a direct sublease:

(1)      between (a) Named Tenant (or a Related Entity of the Named Tenant) and (b) a direct subtenant (excluding any Related Entity) of the Named Tenant, as the case may be, which direct subtenant (together with any legal entity acting as a guarantor of such subtenant’s obligations and which is reasonably acceptable to Landlord), as of the date of the giving of Tenant’s Recapture Offer, has a net worth (as defined above), determined in accordance with GAAP, equal to or greater than the product of (x) the annual Fixed Annual Rent and Additional Rent then payable by Tenant on account of the portion of the Premises demised under such sublease, multiplied by (y) twenty (20), such net worth, in each case, shall be evidenced by a certified statement by a financial officer of such subtenant and such guarantor, if applicable;

(2)      that has been consented to by Landlord pursuant to the provisions of and which meets all of the applicable requirements of this Article 4;

(3)      demising the entire Premises (but only so long as the Premises consist of the entire rentable are of the 15th floor of the Building) with an initial sublease term (i.e., not including any renewals) of not less the remainder of the Term of this Lease (less one (1) day);

(4)      providing for a rental rate, on a per rentable square foot basis (including fixed annual rent and additional rent) which (after taking into account all rent concessions provided for therein) is equal to or in excess of the Fixed Annual Rent and Additional Rent, on a per rentable square foot basis, payable hereunder for the term of the Sublease (hereinafter called the “Lease Rent”) or, in the alternative, provides (or provides for in the Landlord’s Non-Disturbance Agreement) for a rental rate that is less than the Lease Rent, but will automatically increase to the Lease Rent from and after the attornment of the sublessee to Landlord pursuant to the Landlord’s Non-Disturbance Agreement.

Notwithstanding anything to the contrary set forth in this Section 4.13, any Landlord’s Non-Disturbance Agreement delivered by Landlord pursuant to this Section 4.13 shall (x) be personal to the subtenant named in such Landlord’s Non-Disturbance Agreement and (y) expressly contain the condition such that, in the event of any termination of this Lease other than by reason of Tenant’s default (e.g., by reason of a casualty pursuant to Article 11 of this Lease), then such Landlord’s Non-Disturbance Agreement shall, automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date.

ARTICLE 5

DEFAULT

5.01                 Landlord may terminate this Lease on three (3) days’ notice: (a) if Fixed Annual Rent or Additional Rent is not paid within five (5) Business Days after written notice from Landlord (it being understood and agreed that such 5 Business Day notice may not be given by Landlord until the date that any such payment was due has occurred); or (b) if Tenant shall have failed to cure a default in the performance of any covenant of this Lease (except the payment of Rent), or any rule or regulation hereinafter set forth, within thirty (30) days after written notice thereof from Landlord, or if default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said thirty (30) days, or shall not complete the curing of such default with due diligence; or (c) when and to the extent permitted by law, if a petition in bankruptcy shall be filed by or against Tenant or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act and same is not dismissed within sixty (60) days thereafter, unless same is filed by Tenant, in which case no such time period shall apply; or (d) if a receiver or trustee is appointed for any portion of Tenant’s property and such appointment is not vacated within sixty (60) days after such appointment; or (e) if an execution or attachment shall be issued under which the Premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Tenant and same is not dismissed within sixty (60) days after such issuance or (f) if, during the period of time commencing on the date hereof and ending on the date which is twenty-eight (28) days following the Commencement Date hereunder (and for no other period of time), there shall be a default beyond any grace period that accrues under that certain lease by and between SLG 625 Lessee LLC (successor-in-interest to the original landlord thereunder), as landlord, and Centerline Affordable Housing Advisors LLC (successor-in-interest to the original tenant thereunder), as tenant, dated as of December 31, 1995 (as same has been or may hereafter be modified or amended, including as modified by that certain Lease Modification and Partial Surrender Agreement dated as of the date hereof (the “Lease Surrender  Agreement”)), covering certain premises located at 625 Madison Avenue, New York, New York (the “625 Lease”), but only with respect to defaults by the tenant under the 625 Lease with respect to Sections 2(b)(iv) (but only with respect to non-payment of costs and expenses due from the tenant under the Lease Surrender Agreement) and 3(e) (but only with respect to non-payment of costs and expenses due from the tenant under the Lease Surrender Agreement) of the Lease Surrender Agreement, and Landlord will provide Tenant notice of such default under the Lease Surrender Agreement simultaneously when such notice of default is sent to the tenant under the Lease Surrender Agreement. At the expiration of the three (3) day notice period, this Lease and any rights of renewal or extension thereof shall terminate as completely as if that were the date originally fixed for the expiration of the Term of this Lease, but Tenant shall remain liable as hereinafter provided.

5.02                 In the event that Tenant is in arrears for Fixed Annual Rent or any item of Additional Rent, Tenant waives its right, if any, to designate the items against which payments made by Tenant are to be credited and Landlord may apply any payments made by Tenant to any items payable hereunder which Landlord in its sole discretion may elect irrespective of any designation by Tenant as to the items against which any such payment should be credited.

5.03                 Tenant shall not seek to remove and/or consolidate any summary proceeding brought by Landlord with any action commenced by Tenant in connection with this Lease or Tenant’s use and/or occupancy of the Premises, except to the extent not so removing and/or consolidating such summary proceeding will result in a waiver or forfeiture by Tenant or any person claiming by, through or under Tenant, of claims, rights or remedies.

5.04                 In the event of a default by Landlord hereunder, no property or assets of Landlord, or any principals, shareholders, officers, directors, partners or members of Landlord, whether disclosed or undisclosed, other than the Building in which the Premises are located and the land upon which the Building is situated (and the rentals derived therefrom and the sale, refinancing, insurance and condemnation proceeds thereon), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use and occupancy of the Premises.

ARTICLE 6

RELETTING, ETC.

6.01                 If Landlord shall re-enter the Premises following the termination of this Lease due to the default of Tenant as aforesaid, by summary proceedings or otherwise: (a) Landlord may re-let the Premises or any part thereof, in the name of Landlord, for a term shorter or longer than the balance of the term of this Lease, and may grant concessions or free rent; and (b) Tenant shall pay Landlord any deficiency between the rent hereby reserved and the net amount of any rents collected by Landlord for the remaining term of this Lease, through such re-letting. Such deficiency shall become due and payable monthly, as it is determined. Landlord shall have no obligation to re-let the Premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Tenant’s liability hereunder. In computing the net amount of rents collected through such re-letting, Landlord may deduct all reasonable expenses incurred in obtaining possession or re-letting the Premises, including legal expenses and fees, brokerage fees, the cost of restoring the Premises to good order, and the cost of all alterations and decorations deemed necessary by Landlord to effect re-letting. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original term of this Lease. Tenant hereby expressly waives any right of redemption granted by any present or future law. “Re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning. In the event of a breach of any of the covenants or provisions hereof, Landlord shall have the right of injunctive relief. Mention herein of any particular remedy shall not preclude Landlord from any other available remedy.

6.02                 If Landlord re-enters the Premises following the termination of this Lease due to the default of Tenant as aforesaid, or after the expiration of the term of this Lease, any property left in the Premises by Tenant shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant.

ARTICLE 7

LANDLORD MAY CURE DEFAULTS

7.01                 If Tenant shall default in performing any covenant or condition of this Lease, Landlord may perform the same for the account of Tenant, and if Landlord, in connection therewith, or in connection with any default by Tenant, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney’s fees, such sums so paid or obligations incurred shall be deemed to be Additional Rent hereunder, and shall be paid by Tenant to Landlord within thirty (30) days of rendition of any bill or statement therefor.

ARTICLE 8

ALTERATIONS

8.01                 Tenant shall make no decoration, alteration, addition or improvement in the Premises (herein referred to as “Alterations”), without the prior written consent of Landlord, and then only by contractors or mechanics and in such manner and time, and with such materials, as reasonably approved by Landlord. Subject to Section 8.03 below, all alterations, additions or improvements to the Premises, including air-conditioning equipment and duct work, except movable office furniture and trade equipment installed at the expense of Tenant, shall, unless Landlord elects otherwise in writing, become the property of Landlord, and shall be surrendered with the Premises, at the expiration or sooner termination of the term of this Lease. Any such Specialty Alterations (as defined below) which Landlord shall designate shall be removed by Tenant (as detailed below) and any damage repaired (subject to normal wear and tear), at Tenant’s expense, prior to the expiration of this Lease.

8.02                 Anything hereinabove to the contrary notwithstanding, Landlord will not unreasonably withhold, condition or delay approval of written requests of Tenant to make nonstructural interior Alterations in the Premises, provided that such Alterations do not affect utility services or plumbing and electrical lines or other systems of the Building and do not affect and are not visible from any portion of the Building outside of the Premises. Notwithstanding the foregoing, Landlord’s consent shall not be required with respect to Alterations which (i) do not require a building permit, (ii) are limited to work within the Premises, (iii) do not require a change in the Certificate of Occupancy for the Building, (iv) are non-structural and do not affect any Building utility or mechanical system and (v) are reasonably estimated to cost less than One Hundred Thousand Dollars ($100,000) per Alteration. All Alterations shall be performed in accordance with the following conditions:

(i)      Prior to the commencement of any Alterations, Tenant shall first submit to Landlord for its approval detailed dimensioned coordinated plans and specifications, including layout, architectural, mechanical, electrical, plumbing and structural drawings for each proposed Alteration. Landlord may engage the services of an outside consultant (each, an “Outside  Consultant”) to review Tenant’s Plans (as the same may be revised), it being agreed that Tenant will pay all reasonable, out-of-pocket costs and expenses (“Outside Consultants Fees”) associated with the retention of such Outside Consultant.

(ii)      All Alterations in and to the Premises shall be performed in a good and workmanlike manner and in accordance with the Building’s rules and regulations governing Tenant Alterations. Prior to the commencement of any such Alterations, Tenant shall, at its sole cost and expense, obtain and exhibit to Landlord any governmental permit required in connection with such Alterations.

(iii)      All Alterations shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act of 1990 and New York City Local Law No. 57/87 and similar present or future laws, and regulations issued pursuant thereto, and also New York City Local Law No. 76 and similar present or future laws, and regulations issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos and other hazardous materials, which work, if required, shall be effected at Tenant’s sole cost and expense, by contractors and consultants approved by Landlord and in strict compliance with the aforesaid rules and regulations and with Landlord’s rules and regulations thereon.

(iv)      All work shall be performed with union labor having the proper jurisdictional qualifications. Tenant may employ architects, contractors, subcontractors and engineering firms of Tenant’s choice to design and construct Alterations, subject to Landlord’s reasonable approval, such approval not to be unreasonably withheld, conditioned or delayed, subject to the other provisions of this Article 8; provided, that (i) all work to the Building’s life safety systems (including tie ins to such systems) shall be performed by Landlord’s designated contractor provided that the rates charged by such contractor to Tenant are commercially reasonable, (ii) Tenant shall utilize and/or consult with Landlord’s designated expeditor provided that the rates charged by such expeditor to Tenant are commercially reasonable, and (iii) Tenant shall utilize and/or consult with Landlord’s consulting engineer for coordination of plan review provided that the rates charged by such expeditor to Tenant are commercially reasonable.

(v)      Tenant shall keep the Building and the Premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the Premises (other than liens incurred in connection with Landlord’s Work, which shall be Landlord’s responsibility to remove).

(vi)      Prior to the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of the following insurance (which certificates may be satisfied by insurance maintained by Tenant’s general contractor):

(a)      Workmen’s compensation insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Premises.

(b)      Broad form general liability insurance written on an occurrence basis naming Tenant as an insured and naming Landlord and its designees having an interest in the Building as additional insureds, with limits of not less than $3,000,000 combined single limit for personal injury in any one occurrence, and with limits of not less than $500,000 for property damage (the foregoing limits may be revised from time to time by Landlord to such higher limits as Landlord from time to time reasonably requires, provided same are generally required by landlords of Comparable Buildings). Tenant, at its sole cost and expense, shall cause (or shall cause its general contractor) all such insurance to be maintained at all time when the work to be performed for or by Tenant is in progress. All such insurance shall be obtained from a company authorized or otherwise approved to do business in New York and shall provide that it cannot be canceled without thirty (30) days prior written notice to Landlord. All polices, or certificates therefor, issued by the insurer and bearing notations evidencing the payment of premiums, shall be delivered to Landlord. Blanket coverage shall be acceptable, provided that coverage meeting the requirements of this paragraph is assigned to Tenant’s location at the Premises.

(vii)      In granting its consent to any Alterations costing in excess of $500,000.00 (as reasonably estimated by Landlord), Landlord may impose such conditions as to guarantee completion (including, without limitation, requiring Tenant to post additional security or a bond to insure the completion of such Alterations, payment, restoration or otherwise), as Landlord may reasonably require; provided, however, this clause (vii) shall not be deemed applicable to the Named Tenant (or a Related Entity of the Named Tenant).

(viii)      All work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants and occupants of the Building.

(ix)      The review and/or approval by Landlord, its agents, consultants and/or contractors, of any Alteration or of plans and specifications therefor and the coordination of such Alteration work with the Building, as described in part above, are solely for the benefit of Landlord, and neither Landlord nor any of its agents, consultants or contractors shall have any duty toward Tenant; nor shall Landlord or any of its agents, consultants and/or contractors be deemed to have made any representation or warranty to Tenant, or have any liability, with respect to the safety, adequacy, correctness, efficiency or compliance with laws of any plans and specifications, Alterations or any other matter relating thereto.

(x)      Promptly following the substantial completion of any Alterations, Tenant shall submit to Landlord: (a) one (1) sepia and one (1) copy on floppy disk (using a current version of Autocad or such other similar software as is then commonly in use) of final, “as-built” plans for the Premises showing all such Alterations (if such “as-built” plans are customarily prepared by other tenants located in Comparable Buildings in connection with the type of Alteration being performed by Tenant) and (b) lien waivers and releases from all contractors, subcontractors, vendors and materialmen; architects’ and Tenant’s general contractor’s (and if Tenant does not have one, a certification from an officer of Tenant) certification of completion, and all governmental approvals and confirmations of completion for such Alterations, if required by applicable laws.

8.03                 Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be obligated to remove any Alterations except for Specialty Alterations. For purposes of this Article 8, “Specialty Alterations” shall mean Alterations which are non-standard office Alterations, including, but not limited to, all voice and data wiring (but only to the extent same are required to be removed by applicable laws), raised computer room floors, vaults, generator, structurally reinforced filing systems, internal staircases, pneumatic tubes, vertical and horizontal transportation systems, any Alterations which penetrate or expand an existing penetration of any floor slab (excluding customary and reasonable small penetrations for the installation of cabling and wiring and for the nailing of metal studs to said floor slab), any other Alterations which affect the structural elements of the Building (which for purposes of this Lease shall mean the exterior walls and roof of the Building, foundations, footings, load bearing columns, ceiling and floor slabs, windows and window frames of the Building); it being understood and agreed that no work shown on Exhibit D-1 and Exhibit D-2 annexed hereto and installed as part of Landlord’s Work (excluding Change Orders) shall be deemed to be a Specialty Alteration. Tenant shall, at Tenant’s cost and expense, remove any Specialty Alteration designated by Landlord (as detailed below), repair any damage to the Premises or the Building due to such removal, cap all electrical, plumbing and waste disposal lines in accordance with sound construction practice and restore the Premises to the condition existing prior to the making of such Specialty Alteration, subject to ordinary wear and tear and excepting casualty. All such work shall be performed in accordance with plans and specifications first approved by Landlord (which approval shall be granted or withheld in accordance with Sections 8.01 and 8.02 above) and all applicable terms, covenants, and conditions of this Lease. If Landlord’s insurance premiums increase as a result of any Specialty Alterations, Tenant shall pay each such increase each year as Additional Rent upon receipt of a bill therefor from Landlord. Landlord shall advise Tenant in writing together with Landlord’s final approval of the plans and specifications in question whether or not Tenant shall be required to remove any portion of such Specialty Alteration upon the expiration or sooner termination of this Lease (a “Specialty Alteration Notice”), provided that Tenant, as part of its request for such consent, notifies Landlord in writing that Landlord is required to make such election and/or designation as part of its consent; it being understood and agreed that Landlord shall be entitled to nullify any Specialty Alteration Notice previously given by Landlord with respect to any Specialty Alteration at any time during the Term hereof and thus not require Tenant to remove such Specialty Alteration that was previously designated in said Specialty Alteration Notice.

8.04                 Landlord hereby notifies Tenant Landlord intends to or has previously avail(ed) itself of certain abatements of Real Estate Taxes under the Industrial and Commercial Abatement Program (“ICAP”) (or formerly known as the Industrial and Commercial Incentive Program (“ICIP”) in connection with the renovation of the Building. If required, Tenant agrees to comply with all rules and regulations of the ICAP (or ICIP), including, but not limited to, the filing requirements of the Department of Finance (DOF) and the Department of Small Business Services (DSBS) as they may be amended from time to time. In connection therewith, all of Tenant’s construction managers, contractors and subcontractors employed in connection with construction work at the Building shall be contractually required by Tenant to comply with all DSBS requirements applicable to construction projects benefiting from the ICAP (or ICIP).

ARTICLE 9

LIENS

9.01                 Notwithstanding the foregoing, Tenant at its expense shall cause any lien filed against the Premises or the Building, for work or materials claimed to have been furnished to Tenant, to be discharged of record within thirty (30) days after notice thereof.

ARTICLE 10

REPAIRS

10.01                Tenant shall take good care of the Premises (including, without limitation, any horizontal distribution portion of Building systems within the Premises installed by, or on behalf of (even if by Landlord), Tenant or any other permitted occupant of the Premises) and the fixtures and appurtenances therein, and shall make all repairs necessary to keep them in good working order and condition, including structural repairs (which may be performed by Landlord, at Tenant’s expense) only when those are necessitated by (i) the act, omission or negligence of Tenant or its agents, employees, business invitees or contractors (or anyone claiming by, through or under Tenant), (ii) any cause or condition created by Tenant (or anyone claiming by, through or under Tenant) or (iii) any Alteration made by or on behalf of Tenant (or anyone claiming by, through or under Tenant), in each case subject to the provisions of Article 11 hereof. The exterior walls and roofs of the Building, the mechanical rooms, service closets, shafts, areas above any hung ceiling and the windows and the portions of all window sills outside same are not part of the Premises demised by this Lease, and Landlord hereby reserves all rights to such parts of the Building; provided, however, Tenant shall have the right, upon request to Landlord, to utilize portions of the area above any hung ceiling for the installation of customary distributions of Building systems provided that Landlord reasonably approves same and same does not interfere with Landlord’s use of such space. Tenant shall not paint, alter, drill into or otherwise change the appearance of the windows including, without limitation, the sills, jambs, frames, sashes, and meeting rails.

10.02                Landlord, at Landlord’s expense (subject to reimbursement in accordance with, and to the extent provided, in Article 49 below, and to reimbursement from Tenant if resulting from any Alteration, or negligence or willful misconduct of Tenant (or Tenant’s employees, agents, business invitees or contractors) or persons claiming by, through or under Tenant) shall operate, maintain and make all necessary repairs and replacements (both structural and non-structural) to the Building Systems and the public portions of the Building (including the common area restrooms located on any floor in the Building in which the Premises are located and which Tenant does not lease the entire rentable are thereon) and the structural elements of the Building, both exterior and interior, the roof of the Building and the sidewalks adjacent to the Building and the Building, and to the windows on the exterior of the Premises, all in conformance with standards applicable to Comparable Buildings. Subject to the terms of this Lease, Landlord shall promptly commence any such repairs and diligently prosecute same to completion. For purposes hereof, the term “Building  Systems” shall mean all systems operated and maintained by Landlord for the proper operation of the Building including, without limitation, mechanical, electrical, plumbing and sewer systems, heating, ventilation and air-conditioning, elevators (excluding any private elevators), fire and life safety and security systems, but shall exclude any horizontal distribution portion of such systems within the Premises installed by, or on behalf of, Tenant or any other permitted occupant of the Premises.

ARTICLE 11

FIRE OR OTHER CASUALTY

11.01                Damage by fire or other casualty to the Building and to the core and shell of the Premises (excluding Landlord’s Work, Alterations, tenant improvements and betterments and Tenant’s personal property) shall be repaired at the expense of Landlord (“Landlord’s Restoration  Work”). Landlord shall not be required to repair or restore any of Tenant’s property or any alteration, installation or leasehold improvement made in and/or to the Premises. If, as a result of such damage to the Building or to the core and shell of the Premises, the Premises are rendered untenantable, the Rent shall abate in proportion to the portion of the Premises not usable by Tenant from the date of such fire or other casualty until Landlord’s Restoration Work is substantially completed (as defined in Article 22 below). Landlord shall not be liable to Tenant for any delay in performing Landlord’s Restoration Work, Tenant’s sole remedy (in addition to Tenant’s right to terminate in Section 11.03 below) being the right to an abatement of Rent, as provided above. Tenant shall cooperate with Landlord in connection with the performance by Landlord of Landlord’s Restoration Work. If the Premises are rendered wholly untenantable by fire or other casualty and if Landlord shall decide not to restore the Premises, or if the Building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it (whether or not the Premises have been damaged), Landlord may within ninety (90) days after such fire or other cause give written notice to Tenant of its election that the term of this Lease shall automatically expire no less than ten (10) days after such notice is given. Upon any termination of this pursuant to this Article 11, Tenant shall pay to Landlord, all insurance proceeds Tenant shall be entitled to with respect to any of Landlord’s Work, Alteration, tenant improvements or betterments in the Premises. Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein; notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees and notwithstanding whether or not Landlord insures the Building for full replacement cost thereof. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 11.01, for loss or damage occurring to Tenant’s Property, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof.

11.02                In the event that the Premises has been damaged or destroyed and this Lease has not been terminated in accordance with the provisions of this Article, Tenant shall (i) cooperate with Landlord in the restoration of the Premises and shall remove from the Premises as promptly as reasonably possible all of Tenant’s salvageable inventory, movable equipment, furniture and other property and (ii) repair the damage to the tenant improvements and betterments and Tenant’s personal property and restore the Premises as diligently and promptly as possible following the date upon which the core and shell of the Premises shall have been substantially completed by Landlord.

11.03                (a)                 Anything contained in Section 11.01 to the contrary notwithstanding, if the Building shall be so damaged by fire or other casualty that Landlord’s Restoration Period is twelve (12) months or more (but only if the Premises shall have been damaged or rendered untenantable) as detailed in a Restoration Statement, then Tenant may, not later than thirty (30) days after the giving of the Restoration Statement, give to Landlord a notice in writing terminating this Lease. In addition, if Landlord’s Restoration Work is not substantially completed by the date that is the later of Landlord’s Restoration Period or 12 months after the date of the casualty, then Tenant shall be entitled to terminate this Lease by notice given to Landlord, and this Lease shall automatically terminate on the 30th day following such notice as if such date were the original Expiration Date, unless prior to such 30th day Landlord shall have substantially completed Landlord’s Restoration Work. If Tenant elects to terminate this Lease in accordance with this Section 11.03(a), the Term shall expire upon a date set by Tenant in Tenant’s notice of termination, but not sooner than thirty (30) days after such notice is given, unless sooner if required by any Applicable Laws or insurance requirement, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions hereof. Upon such termination of this Lease, and without limiting the abatement of Rent provided for in Section 11.01 hereof, Tenant’s liability for Fixed Annual Rent and Additional Rent shall cease and any prepaid portion of Fixed Annual Rent and Additional Rent for any period after such termination date shall be promptly refunded by Landlord to Tenant.

   (b)                 Within sixty (60) days after notice to Landlord of any damage described in Section 11.01 hereof, Landlord shall deliver to Tenant a statement (the “Restoration Statement”) prepared by a reputable independent contractor setting forth such contractor’s good faith estimate as to the time (the “Landlord’s Restoration Period”) required to perform Landlord’s Restoration Work.

ARTICLE 12

END OF TERM

12.01                Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty, and Tenant shall remove all of its property and any Specialty Alteration designated by Landlord pursuant to Article 8 hereof. Tenant agrees if Tenant holds over in the Premises beyond the date which is sixty (60) days following the expiration or sooner termination of this Lease, it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay and including any consequential damages and/or lost opportunities. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender the Premises will be substantial, will exceed the amount of monthly Rent theretofore payable hereunder, and will be impossible of accurate measurement. In addition to the indemnification set forth above, Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within one (1) day after the date of the expiration or sooner termination of the Term of this Lease, then Tenant will pay Landlord as liquidated damages (in addition to any other damages Tenant may be liable for hereunder pursuant to the second (2nd) sentence of this Section 12.01), for each month and for each portion of any month during which Tenant holds over in the Premises after expiration or termination of the Term of this Lease, a sum equal to (x) for the first 60 days of such holdover, one and one-half (11/2) times the average Fixed Annual Rent and Additional Rent which was payable per month under this Lease during the last six months of the Term thereof, and (y) commencing on the 61st day of such holdover and thereafter, two (2) times the average Rent which was payable per month under this Lease during the last six months of the Term thereof. The aforesaid obligations shall survive the expiration or sooner termination of the Term of this Lease. At any time during the Term of this Lease and upon reasonable prior notice to Tenant, Landlord may exhibit the Premises to prospective purchasers or mortgagees of Landlord’s interest therein. During the last year of the term of this Lease and upon reasonable prior notice to Tenant, Landlord may exhibit the Premises to prospective tenants.

ARTICLE 13

SUBORDINATION AND ESTOPPEL, ETC.

13.01                This Lease, and all rights of Tenant hereunder, are, and shall continue to be, subject and subordinate in all respects to:

(1)      all ground leases, overriding leases and underlying leases of the land and/or the building now or hereafter existing;

(2)      all mortgages that may now or hereafter affect the land, the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings;

(3)      each and every advance made or hereafter to be made under such mortgages;

(4)      all renewals, modifications, replacements and extensions of such leases and such mortgages; and

(5)      all spreaders and consolidations of such mortgages.

13.02                The provisions of Section 13.01 of this Article shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver any instrument that Landlord, the lessor of any such lease, the holder of any mortgage or any of its successors in interest shall reasonably request (in form reasonably satisfactory to Tenant, but subject to Section 13.08 below, which shall only require a form on the mortgagee’s or lessor’s then-standard form) to evidence such subordination within twenty (20) days after request therefor. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article 13 are herein sometimes called “superior leases”, the mortgages to which this Lease is, at the time referred to, subject and subordinate are herein sometimes called “superior mortgages”, the lessor of a superior lease or its successor in interest at the time referred to is sometimes herein called a “lessor” and the mortgagee under a superior mortgage or its successor in interest at the time referred to is sometimes herein called a “mortgagee”.

13.03                In the event of any act or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction (provided Tenant shall not be deemed to waive any right to an abatement of Rent that is expressly provided hereunder), Tenant shall not exercise such right until:

(i)      it has given written notice of such act or omission to the mortgagee of each superior mortgage and the lessor of such superior lease whose name and address shall previously have been furnished to Tenant; and

(ii)      a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such mortgagee or lessor shall have obtained possession of the Premises and become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy). Nothing contained herein shall obligate such lessor or mortgagee to remedy such act or omission.

13.04                If the lessor of a superior lease or the mortgagee of a superior mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of such party so succeeding to Landlord’s rights (hereinafter sometimes called a “successor landlord”), and upon such successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment, except that such successor landlord shall not be subject to any offset or liable for any previous act or omission of Landlord under this Lease (other than a default of Landlord (other than the payment of monies) that is of a continuing nature following the date of such attornment).

13.05                 If, in connection with obtaining financing or refinancing for the Building, a banking, insurance, or other lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant shall not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not increase the obligations or decrease the rights, of Tenant hereunder (in either case, except to a de minimis extent). In no event shall a requested modification of this Lease requiring Tenant to do the following be deemed to materially adversely affect the leasehold interest hereby created:

(i)      give notice of any default by Landlord under this Lease to such lender and/or permit the curing of such defaults by such lender; and

(ii)      obtain such lender’s consent for any modification of this Lease.

13.06                 This Lease may not be modified or amended so as to reduce the Rent, shorten the term, or otherwise materially affect the rights of Landlord hereunder, or be canceled or surrendered, without the prior written consent in each instance of the ground lessors and of any mortgagees whose mortgages shall require such consent (except to the extent such cancellation or surrender is expressly provided for under this Lease). Any such modification, agreement, cancellation or surrender made without such prior written consent shall be null and void.

13.07                 Tenant agrees that if this Lease terminates, expires or is canceled for any reason or by any means whatsoever by reason of a default under a ground lease or mortgage by Landlord, and the ground lessor or mortgagee so elects by written notice to Tenant, this Lease shall automatically be reinstated for the balance of the term which would have remained but for such termination, expiration or cancellation, at the same rental, and upon the same agreements, covenants, conditions, restrictions and provisions herein contained, with the same rental, with the same force and effect as if no such termination, expiration or cancellation had taken place. Tenant covenants to execute and deliver any instrument required to confirm the validity of the foregoing.

13.08        (a)                    Landlord hereby represents to Tenant that (i) Landlord is the fee owner of the Building Project and (ii) there are no existing, as of the date hereof, superior leases affecting the Building Project and/or the Land.

   (b)                   The above notwithstanding, with respect to any existing and future superior leases or existing and future superior mortgages, Landlord hereby agrees to use commercially reasonable efforts (at no cost to Landlord) to obtain, for Tenant’s benefit, from such superior lessor and/or superior mortgagee, a subordination, non-disturbance and attornment agreement on such lessor’s or mortgagee’s then-current form; it being understood and agreed, however, that Landlord failure or inability to obtain such agreement shall in no way affect this Lease, the subordination of this Lease to any such superior lease or superior mortgage, or any of Tenant’s obligations under this Lease.

13.09                 From time to time, Tenant, on at least twenty (20) days’ prior written request by Landlord, shall deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the Rent and other charges have been paid and stating whether or not Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default.

ARTICLE 14
CONDEMNATION

14.01                 If the whole or any substantial part (i.e., more than 10% of the rentable square footage of the Premises) of the Premises shall be condemned by eminent domain or acquired by private purchase in lieu thereof, for any public or quasi-public purpose, this Lease shall terminate on the date of the vesting of title through such proceeding or purchase, and Tenant shall have no claim against Landlord for the value of any unexpired portion of the Term of this Lease, nor shall Tenant be entitled to any part of the condemnation award or private purchase price. If less than a substantial part of the Premises is condemned, this Lease shall not terminate, but Rent shall abate in proportion to the portion of the Premises condemned and Landlord, at its cost, shall restore the remaining portion of the Premises and the systems servicing same.

14.02                 Damages awarded to Landlord for any condemnation shall belong to Landlord, whether or not the damages are awarded as compensation for loss or reduction in value of the Building or the Building Project; however, nothing shall restrict or limit Tenant from asserting a claim for any additional damages resulting from the condemnation for any unamortized leasehold improvements paid for by Tenant, the interruption of Tenant's business, Tenant’s moving expenses, or Tenant’s trade fixtures and equipment, provided such claim does not reduce Landlord’s award.

ARTICLE 15

REQUIREMENTS OF LAW

15.01                 Tenant at its expense shall comply with all laws, orders and regulations of any governmental authority having or asserting jurisdiction over the Premises, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises, the making of any Alterations therein, or the use or occupancy thereof, including, without limitation, compliance in the Premises with all City, State and Federal laws, rules and regulations on the disabled or handicapped, on fire safety and on hazardous materials (other than those hazardous materials (which are defined as hazardous materials under applicable law on the date hereof) existing in the Premises on the Commencement Date); provided, however, in no event shall Tenant be responsible for any structural repairs or alterations in order to comply with applicable laws except to the extent same arises (i) due to a condition created by Tenant (or anyone claiming by, through or under Tenant) or any of Tenant’s employees, agents or contractors, (ii) the negligence or willful misconduct of Tenant (or anyone claiming by, through or under Tenant) or any of Tenant’s employees, agents, or contractors, (iii) any Alteration made by or on behalf of Tenant (or anyone claiming, by, through or under Tenant) or (iv) the particular manner of use of the Premises by Tenant (as opposed to the use of the Premises for the Primary Use), and, in such case, same shall be done by Landlord, at Tenant’s expense.

15.02                 Intentionally omitted.

15.03                 Tenant at its expense shall comply with all requirements of the New York Board of Fire Underwriters, or any other similar body affecting the Premises, and shall not use the Premises in a manner which shall increase the rate of fire insurance of Landlord or of any other tenant, over that in effect prior to this Lease (it being understood and agreed that mere use of the Premises for the Primary Use shall not be deemed to violative of this first (1st) sentence). If Tenant’s use of the Premises increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs. That the Premises are being used for the purpose set forth in Article 1 hereof shall not relieve Tenant from the foregoing duties, obligations and expenses.

15.04                 Landlord, at Landlord’s sole cost and expense (but subject to reimbursement, if any, in accordance with Article 49 below), shall comply with all laws applicable to the non-leasable areas of the Building, Building Systems and all structural portions of the Building (except as set forth in Section 15.01 above), including, without limitation, the removal of Building violations that would delay Tenant from obtaining a building permit or a final sign-off on its Alterations or would otherwise adversely affect the use of the Premises for any of the uses permitted hereunder, other than those laws which Tenant shall be required to comply with pursuant to the terms of this Lease or other occupants of the Building shall otherwise be required to comply with, subject, however, to Landlord’s right to contest diligently and in good faith the applicability or legality thereof (provided Tenant is permitted to continue to use and occupy the Premises during any such period of contest by Landlord). In addition, if any hazardous materials (as defined as such under applicable laws on the date hereof) are encountered by Tenant during the performance of Alterations (excluding any such hazardous materials brought to the Premises by Tenant (or anyone claiming by, through or under Tenant) by Tenant, then Tenant shall promptly notify Landlord thereof and Landlord shall, at Landlord’s cost and expense, promptly remove, encapsulate, remediate and/or abate such hazardous materials in accordance with applicable laws.

ARTICLE 16

CERTIFICATE OF OCCUPANCY

16.01                 Tenant will at no time use or occupy the Premises in violation of the certificate of occupancy issued for the Building. The statement in this Lease of the nature of the business to be conducted by Tenant shall not be deemed to constitute a representation or guaranty by Landlord that such use is lawful or permissible in the Premises under the certificate of occupancy for the Building.

ARTICLE 17 POSSESSION

17.01                 If Landlord shall be unable to give possession of the Premises by a certain date because of the retention of possession of any occupant thereof, alteration or construction work, or for any other reason, except as expressly set forth herein, Landlord shall not be subject to any liability for such failure. In such event, this Lease shall stay in full force and effect, without extension of its Term. However, the Rent hereunder shall not commence until the Rent Commencement Date as detailed hereunder. If permission is given to Tenant to occupy the Premises prior to the Commencement Date pursuant to the terms of this Lease, such occupancy shall be deemed to be pursuant to the terms of this Lease, except that Tenant shall not be obligated to pay Rent as a result thereof. The above notwithstanding, Landlord hereby agrees to use its commercially reasonable efforts (without the need to expend any monies on overtime or premium-pay labor) to cause the Commencement Date to occur on or prior to January 1, 2012. The provisions of this Article are intended to constitute an “express provision to the contrary” within the meaning of Section 223(a), New York Real Property Law.

ARTICLE 18

QUIET ENJOYMENT

18.01                 Landlord covenants that if Tenant pays the Rent and performs all of Tenant’s other obligations under this Lease, Tenant shall peaceably and quietly enjoy the Premises, subject to the terms, covenants and conditions of this Lease and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

ARTICLE 19

RIGHT OF ENTRY

19.01                 Tenant shall permit Landlord to erect, construct and maintain pipes, conduits and shafts in and through the Premises, provided that any such pipes, conduits or shafts shall either be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises, or completely furred at points immediately adjacent to partitioning columns or ceilings located or to be located in the Premises. Landlord or its agents shall have the right to enter or pass through the Premises at all times, by master key and, in the event of an emergency, by reasonable force or otherwise, to examine the same, and to make such repairs, alterations or additions as it may deem necessary or desirable to the Premises or the Building, and to take all material into and upon the Premises that may be required therefor. In the exercise of such right, Landlord shall use reasonable efforts to minimize the disruption of Tenant’s business and such entry and work shall not constitute an eviction of Tenant in whole or in part, except as expressly set forth herein, shall not be grounds for any abatement of Rent, and shall impose no liability on Landlord by reason of inconvenience or injury to Tenant’s business. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances or passageways, windows, corridors, elevators, stairs, toilets, or other non-leasable parts of the Building, and to change the designation of rooms and suites and the name or number by which the Building is known.

ARTICLE 20

INDEMNITY

20.01                 Except to the extent same arises due to Landlord’s (or Landlord’s contractor’s, agents or employees) negligence or willful misconduct, Tenant shall indemnify and hold harmless Landlord, all lessors and all mortgagees of the Building and each of their respective partners, directors, officers, shareholders, principals, agents and employees (each, a “Landlord Indemnified Party”), from and against any and all claims made by third parties against such Landlord Indemnified Party to the extent arising from or to the extent in connection with (i) any negligence of Tenant or any person claiming through or under Tenant or any of their respective partners, directors, officers, agents, employees or contractors or (ii) any accident, injury or damage occurring in, at or upon the Premises during the Term (or prior to such Commencement Date, if arising from or in connection with any negligence of Tenant or any person claiming through or under Tenant or any of their respective partners, directors, officers, agents, employees or contractors (but excluding Landlord and its contractors retained by Landlord)) or the Building during the Term if same arises due to the negligence or willful misconduct of Tenant or a Tenant Indemnified Party; in each case together with all reasonable costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and disbursements; provided, that the foregoing indemnity shall not apply to the extent such claim results from the negligence or willful misconduct of the Landlord Indemnified Party.

20.02                 Except to the extent same arises due to Tenant’s negligence or willful misconduct (or the negligence or willful misconduct of Tenant’s employees, agents or contractors or anyone claiming by, through or under Tenant). Landlord shall indemnify and hold harmless Tenant, its partners, directors, officers, members, shareholders, principals, agents and employees (each, a “Tenant Indemnified Party”) from and against any and all claims made by third parties against such Tenant Indemnified Party caused by (i) any negligence of Landlord or any person claiming through or under Landlord or any of their respective partners, directors, officers, agents, employees or contractors or (ii) any accident, injury or damage occurring in, at or upon the common or public areas of the Building (including the Premises if same arises due to the negligence or willful misconduct of Landlord or a Landlord Indemnified Party); in each case together with all reasonable costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and disbursements; provided, that the foregoing indemnity shall not apply to the extent such claim results from the negligence or willful misconduct of any Tenant Indemnified Party.

20.03                 Landlord’s and Tenant’s obligations under this Article 20 shall survive the expiration or earlier termination of this Lease.

ARTICLE 21

TENANT’S LIABILITY; LANDLORD’S LIABILITY, ETC.

21.01                 Except as expressly set forth in Section 30.05 below, this Lease and the obligations of Tenant hereunder shall not in any way be affected because Landlord is unable to fulfill any of its obligations or to supply any service, by reason of Unavoidable Delay or other cause not within Landlord’s control. Subject to Section 30.05 below, Landlord shall have the right, without incurring any liability to Tenant, to stop any service because of accident or emergency, or for repairs, alterations or improvements, necessary or desirable in the judgment of Landlord, until such repairs, alterations or improvements shall have been completed. Landlord shall not be liable to Tenant or anyone else, for any loss or damage to person, property or business; nor shall Landlord be liable for any latent defect in the Premises or the Building. Neither the partners, entities or individuals comprising Landlord, nor the agents, directors, or officers or employees of any of the foregoing shall be liable for the performance of Landlord’s obligations hereunder.

21.02                 For purposes of this Lease, “Unavoidable Delay” means Landlord’s or Tenant’s inability to fulfill or delay in fulfilling any of their respective obligations under this Lease expressly or impliedly to be performed by such party (including, without limitation, Landlord’s or Tenant’s inability to make or delay in making any repairs, additions, alterations, improvements or decorations, or Landlord’s inability to supply or delay in supplying any services, equipment or fixtures), if Landlord’s or Tenant’s inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever beyond such party’s reasonable control, including, without limitation, laws, other governmental actions, shortages or unavailability of labor, fuel, steam, water, electricity or materials, delays caused by Tenant, acts of God, enemy or terrorist action, civil commotion, fire or other casualty, but excluding unavailability of funds (and in no event shall an Unavoidable Delay excuse the payment of Rent hereunder by Tenant).

ARTICLE 22

CONDITION OF PREMISES

22.01                 The parties acknowledge that Tenant has inspected the Premises and the Building and is fully familiar with the physical condition thereof and Tenant agrees to accept the Premises at the commencement of the Term in its then “as is” condition, subject to the performance by Landlord of Landlord’s Work (as defined below). Except for the performance of Landlord’s Work, Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the Premises in order to make it suitable and ready for occupancy and use by Tenant (though the foregoing shall not vitiate Landlord’s ongoing maintenance and repair obligations expressly set forth in this Lease).

22.02                 (a)                 (i)               (X)              Promptly following the date hereof, Landlord shall, at its sole cost and expense, have prepared construction drawings (the “Drawings”) for the installation of alterations, installations, materials, finishes and improvements in the Premises to prepare the same for Tenant’s initial occupancy thereof (the “Landlord’s Work”). The Drawings shall be substantially in accordance with the workletter and schematic drawings annexed hereto as Exhibit D-1 and shall include the above-standard work described on Exhibit D-2 annexed hereto (the “Above Standard Items”); it being understood and agreed, however, (A) Landlord shall be entitled to make substitutions of the Above Standard Items with items that are of a substantially equivalent quality and cost if Landlord reasonably believes same would enable Landlord to substantially complete Landlord’s Work sooner than anticipated with the original items (and Landlord shall provide notice thereof to Tenant) and (B) certain items detailed on Exhibit D-2 (as more fully detailed therein) may be performed following the Commencement Date and, in such case, the Commencement Date will be deemed to occur if such items are not yet substantially completed. To the extent Landlord fails to perform Landlord’s Work in accordance with the workletter and schematic drawings annexed hereto as Exhibit D-1 (inclusive of the Above Standard Items selected by Tenant, as detailed below, but subject to unforeseen field conditions, applicable laws and Change Orders), and unless otherwise agreed to by Tenant, same shall be deemed a breach of this Lease by Landlord.

(Y)         Anything to the contrary herein notwithstanding, to the extent that Landlord reasonably believes that the substantial completion of Landlord’s Work is or will be delayed beyond the date Landlord would otherwise have had Landlord’s Work substantially complete due to any delays in performing one or more of the Delayed ASI Items (as defined below), then Landlord shall have the right to elect to perform such Delayed ASI Items following the Commencement Date (it being understood and agreed that, in such case, the Commencement Date shall be deemed to be the date that Landlord’s Work is substantially complete but for such Delayed ASI Items) (a “Post-Commencement Election”). If Landlord makes a Post-Commencement Election, Landlord shall complete the Delayed ASI Items (so chosen by Landlord in the Post-Commencement Election) following the Commencement Date in a prompt and diligent manner and Tenant hereby acknowledges and agrees that Landlord (and its contractors) shall have access to the Premises to perform such Delayed ASI Items without interference from Tenant. Anything to the contrary herein notwithstanding, Tenant shall be solely responsible, at Tenant’s sole cost and expense, for purchasing all of the Delayed ASI Items (excluding item (d) under “Board Room” detailed on item #6 on Exhibit D-2) (the “Tenant Purchased ASI Items”) and Tenant shall ensure all of the Tenant Purchased ASI Items are purchased and delivered to the Premises (or to another location designated by Landlord at the Building) by the date which is no later than ninety-eight (98) days following the date hereof (time being of the essence with respect to such date) (the “Purchased Outside Date”). Notwithstanding the foregoing portion of this clause (Y), if the Tenant Purchased ASI Items are purchased by Tenant and delivered to the Premises (or Building, as applicable) by the Purchased Outside Date, such Tenant Purchased ASI Items shall be substantially completed prior to the Commencement Date if and to the extent there are no other Tenant Purchased ASI Items which were not timely purchased and delivered and which prevent the substantial completion of such timely purchased and delivered Tenant Purchased ASI Items. If Tenant fails to purchase any or all of the Tenant Purchased ASI Items and ensure same are delivered to the Premises (or Building) by the Purchased Outside Date, then it shall be deemed to be that all such Tenant Purchased Items that are were not so purchased and delivered as aforesaid by the Purchased Outside Date will be automatically included as part of the Post-Commencement Election. For purposes hereof, the term “Delayed ASI Items” shall mean any and/or all of the following items listed on Exhibit D-2 annexed hereto: (1) items (a) through (d) detailed on Item #3 on Exhibit D-2, (2) item (d) under “Board Room” detailed on item #6 on Exhibit D-2, and (3) items #8, #11 and/or #17 on Exhibit D-2.

(ii)              Landlord and Tenant each acknowledge and agree that the Above Standard Items listed on Exhibit D-2 do not contain sufficient detail (as reasonably determined by Landlord) for Landlord to prepare Drawings to incorporate said Above Standard Items. As such, by no later than the date which is fourteen (14) days following the date hereof (time being of the essence with respect to such date) (the “ASI Detail Date”), Tenant shall provide Landlord with sufficient detail (as reasonably determined by Landlord) in order for Landlord (and Landlord’s architect) to prepare Drawings. If Tenant fails to provide Landlord with such sufficient detail by the ASI Detail Date, then same shall be deemed a Tenant Delay hereunder (for which the amount of days after the ASI Detail Date until Tenant provides such sufficient detail (plus any further delays incurred by Landlord in the preparation of the Drawings or the performance of Landlord’s Work shall be deemed a Tenant Delay)) shall count as a Tenant Delay hereunder. Further, if Tenant fails to provide Landlord with such sufficient detail by the date which is twenty-eight (28) days following the date hereof (time being of the essence with respect to such date), Landlord shall not be required to include such Above Standard Items in Landlord’s Work and in lieu thereof, Landlord shall install and perform Landlord’s Work using materials, finishes, fixtures and items which would otherwise constitute Building-standard items that Landlord would utilize absent any such Above Standard Items being included in Landlord’s Work. In addition, subject to the foregoing provisions of this clause (ii), if any of the Above Standard Items are long-lead items or otherwise in and of themselves cause a delay in substantial completion of Landlord’s Work, such delay shall be deemed a Tenant Delay hereunder.

(iii)              Following completion of the Drawings, Landlord shall competitively bid from at least three (3) general contractors or construction management firms to perform Landlord’s Work, which bid or bids shall separately list the Above Standard Items (or just the cost of installing same where Tenant is purchasing the Above Standard Items as detailed above) and the proposed costs thereof; it being understood and agreed that Landlord shall obtain bids (and shall cause the bidding contractors to submit bids) for all of Landlord’s Work (including the Above Standard Items (or just the cost of installing same where Tenant is purchasing the Above Standard Items as detailed above)) as if Landlord was the party responsible for paying the cost of the entire Landlord’s Work (including the Above Standard Items), notwithstanding the terms to the contrary contained in this Article 22. Such process shall be a “sealed bid” process. Following Landlord’s notification to Tenant that Landlord has received all such bids (which notification, for purposes hereof, may be via electronic mail or give verbally by Landlord’s construction personnel to Tenant’s construction consultant) and upon Tenant’s written request following Landlord’s receipt of the bids and Landlord’s notification thereof (as aforesaid), Landlord shall review with Tenant (or Tenant’s agents, employees, representatives or consultants) the leveled bid results (provided, that Tenant (nor its agents, employees, representative or consultants) shall not be permitted to photocopy such bid results, but Tenant’s representatives shall be permitted to take notes; provided, however, that, Tenant (and Tenant’s agents, employees, representative or consultants) shall not be permitted to disclose or share (in writing or verbally) such notes with the general contractors submitting bids or with any other third party or to use such notes to give any of the general contractors submitting bids a competitive advantage). Upon receipt of bids from such contractors based on the lowest qualified bid for Landlord’s Work, Landlord shall perform bid-leveling in accordance with customary construction practice and shall select the winning contractor based on the lowest qualified bid for the items of Landlord’s Work excluding the Above Standard Items following such bid-leveling procedure and Landlord shall provide a copy of the winning bid (with respect to the Above Standard Items only) to Tenant; it being understood and agreed that Landlord shall obtain bids (and shall cause the bidding contractors to submit bids) for all of Landlord’s Work (including the Above Standard Items (or just the cost of installing same where Tenant is purchasing the Above Standard Items as detailed above)) as if Landlord was the party responsible for paying the cost of the entire Landlord’s Work (including the Above Standard Items), notwithstanding the terms to the contrary contained in this Article 22.

(iii)              Following Landlord’s notice to Tenant of the cost of the Above Standard Items (which costs shall include, without limitation, all soft costs associated with the Above Standard Items (or just the cost of installing same where Tenant is purchasing the Above Standard Items as detailed above)) from the winning bidder, Tenant shall have four (4) days (time being of the essence with respect to such period of time) to select the Above Standard Items Tenant desires Landlord to include as part of Landlord’s Work (it being understood and agreed that if Tenant does not select a specific Above Standard Item within such 4-day period then Landlord shall have no obligation to perform any of the Above Standard Items and in lieu thereof, Landlord shall install and perform Landlord’s Work using materials, finishes, fixtures and items which would otherwise constitute Building-standard items that Landlord would utilize absent any such Above Standard Items being included in Landlord’s Work. If Tenant timely elects to include the Above Standard Items in Landlord’s Work, then Tenant shall pay within ten (10) Business Days, as additional rent hereunder, to Landlord 100% of the total cost (without any mark-up by Landlord) of all of the Above Standard Items (or just the cost of installing same where Tenant is purchasing the Above Standard Items as detailed above) (such total cost being referred to herein as the “Above  Standard Items Costs”) based on the costs set forth in the winning bid (including, but not limited to, so-called “soft costs” associated therewith), it being agreed that Tenant’s failure to timely pay such amount within said ten (10) Business Day period shall be a Tenant Delay until such amounts are paid. If the actual cost to perform the Above Standard Items subsequently exceeds the Above Standard Items Costs (through no acts or omissions of Landlord or Landlord’s general contractor), then Tenant, as additional rent hereunder, shall pay to Landlord the amount by which the actual cost of the Above Standard Items exceeds the Above Standard Items Costs within thirty (30) days of an invoice therefor.

(v)                 Following the selection of the winning bidder and the payment by Tenant of the Above Standard Items Costs, Landlord shall seek to obtain all required building permits for Landlord’s Work and thereafter shall promptly and diligently perform Landlord’s Work (other than the Above Standard Items that were part of any Post-Commencement Election).

(a)                      If Tenant requests any modifications to Landlord’s Work as shown on Exhibit D-1 and Exhibit D-2 and/or the Drawings, which request shall be made in writing to Landlord specifying in detail the scope of such modification, any such deviation or modification shall be subject to Landlord’s approval in accordance with the provisions with Article 8 hereof. Any deviation in Landlord’s Work from the workletter and schematic drawings annexed hereto as Exhibit D-1 and Exhibit D-2 or any requested modification to the Drawings shall be referred to as a “Change  Order”; it being understood and agreed, however, Tenant shall not be entitled to request a Change Order that would, as reasonably determined by Landlord, subject Landlord’s Work to any delay more than 15 days beyond the date Landlord’s Work is scheduled to be substantially completed. Promptly following Landlord’s receipt of a Change Order request from Tenant, Landlord shall notify Tenant of (i) the estimated additional costs that Landlord would incur in connection with the performance of such Change Order (subject to Landlord’s customary 5% mark-up of same) and (ii) the estimated additional time to be incurred by Landlord in connection with the performance of the Landlord’s Work due to such Change Order. Within five (5) business days following Landlord's notice pursuant to the preceding sentence, Tenant shall notify (a “Change Order Notice”) Landlord if it wants Landlord to proceed with the Change Order, in which case (x) Tenant shall be solely responsible for the additional cost thereof and shall pay same to Landlord as Additional Rent hereunder within thirty (30) days following Landlord’s demand therefor (which shall be accompanied by an invoice evidencing the same) and (y) the additional time to substantially complete the Landlord’s Work due to such Change Order shall be deemed a Tenant Delay hereunder. If Tenant fails to send a Change Order Notice within the time period set forth above or if Tenant elects that Landlord not perform the Change Order or if a Change Order request has not been approved by Landlord, Landlord shall have no obligation to perform the Change Order as part of the Landlord’s Work. Further, to the extent Landlord is actually delayed in performing the Landlord’s Work due to a Change Order (e.g., if Landlord stops work already in progress due to a Change Order request), the aggregate time elapsed after the submission of a Change Order request by Tenant through and including the later to occur of (a) the date Tenant sends a Change Order Notice or the date Tenant notifies Landlord that Tenant is electing not to proceed with such Change Order or (b) the expiration of the date on which Tenant may send a Change Order Notice shall constitute a Tenant Delay hereunder.

(c)                      Subject to the provisions of Section 22.08 below, Landlord and Tenant hereby acknowledge and agree that annexed hereto as Exhibit I is a proposed construction schedule with respect to the performance of Landlord’s Work; provided, however, in no event shall this Lease be affected or modified, or shall Tenant’s obligations by affected or modified, if any portion of the construction schedule is not adhered to pursuant to the date set forth thereon. Landlord hereby agrees that Tenant, at any time and from time to time during the performance of Landlord’s Work, may request that Landlord provide Tenant with updates as to the timing of Landlord’s Work and updates as to the construction schedule annexed hereto as Exhibit I. Landlord shall respond to Tenant’s request with a good-faith, non-binding update as reasonably promptly after such request as possible. The above notwithstanding, if there is any conflict or inconsistency between the terms of this Lease and Exhibit I annexed hereto, the terms of this Lease shall prevail.

22.03                 Promptly following the completion of the Drawings (and the issuance of any required permits from the applicable governing authority), Landlord shall, at its sole cost and expense (subject to the terms of this Article 22), perform the Landlord’s Work in accordance with all applicable legal requirements and in a good, workmanlike manner, utilizing Building-standard materials, finishes and fixtures (unless otherwise set forth on the Drawings).

22.04                 Landlord’s Work shall be deemed to be substantially completed notwithstanding that minor or non material details of construction, mechanical adjustment or decoration which do not materially interfere with Tenant’s ordinary use of the Premises remain to be performed, provided that said “punch list items” shall be completed by Landlord and provided Landlord’s architect provides a certification (in form reasonably utilized by said architect) that Landlord’s Work has been substantially completed in accordance with the Drawings (subject to any Change Orders and subject to any unforeseen field conditions) and such certification has been provided to Tenant (it being understood and agreed that such certification may be sent to Tenant via electronic mail and not pursuant to the notice provisions of this Lease). Promptly following Landlord’s substantial completion of Landlord’s Work, Landlord and Tenant shall jointly inspect the Premises and prepare and execute a punchlist with respect to such work. The punchlist shall list incomplete, minor and insubstantial details of construction, necessary mechanical adjustments, and needed finishing touches. Landlord shall complete the punchlist items within a reasonable time thereafter (subject to Unavoidable Delays and Tenant Delays), not to exceed 45 days following the Commencement Date. Following the completion of Landlord’s Work, Landlord shall diligent seek to obtain any sign-offs or approvals required by the applicable governing authority with respect to Landlord’s Work.

22.05                 “Tenant Delay” means any delay which Landlord may encounter in the performance of Landlord’s obligations under this Lease to the extent that Landlord encounters such delay by reason of (i) any act or omission of any nature of Tenant, Tenant’s agents or contractors, (ii) delays by Tenant in submission of information, (iii) delays due to the postponement of any portion of Landlord’s Work at the request of Tenant, (iv) any additional electrical capacity (but subject to Article 41) in excess of the Capacity (as defined below) that is requested by Tenant in order to operate any Above Standard Items, subject, however, to the terms and conditions of Section 22.10 below, and/or (v) the time delay as a result of the performance of Change Orders. Tenant shall pay to Landlord any reasonable out of pocket costs or expenses incurred by Landlord by reason of any Tenant Delay. In the event that substantial completion of the Landlord’s Work is actually delayed by reason of one or more Tenant Delays, Tenant agrees that the Commencement Date shall be deemed to be the date that the Landlord’s Work would have been substantially completed had the same not been so delayed due to such Tenant Delays.

22.06                 At all times during the performance of the Landlord’s Work, Tenant shall be required to have an authorized representative with decision-making authority (herein called “Tenant’s Representative”) readily available by telephone or e-mail during normal business hours and Tenant’s architect or Tenant’s Representative may, at Tenant’s option, participate in any construction meetings held by Landlord with respect to Landlord’s Work. Any delay in the performance of the Landlord’s Work resulting from Tenant’s failure to have a Tenant’s Representative readily available (by telephone or e-mail during normal business hours), as required hereunder, shall be deemed a Tenant Delay hereunder.

22.07                 Upon Tenant’s request following the Commencement Date, Landlord shall deliver to Tenant an ACP-5 covering the Premises. Upon the Commencement Date, Landlord shall assign to Tenant any warranties obtained by Landlord in connection with any portion of Landlord’s Work.

22.08                 Notwithstanding that the Commencement Date may not have yet occurred, Landlord agrees to permit Tenant and its representatives to have access to the Premises, upon prior reasonable notice to Landlord, for the sole purpose of making field measurements, surveys of existing conditions such as ductwork above hung ceilings, the installation of Tenant’s equipment and furnishings, the installation of Tenant’s data and telecommunications wiring and other similar customary pre-commencement activities, so long as same does not interfere with Landlord's performance Landlord’s Work. Tenant agrees to conduct such access in a manner so as to minimize interference with the performance of Landlord’s Work. Such access afforded to Tenant shall be upon and subject to all the terms and conditions of this Lease except for the covenant to pay Rent. Any such access that interferes with or delays Landlord’s performance of Landlord’s Work shall be deemed to be a Tenant Delay (as such term is defined herein) and Tenant shall immediately cease any such access upon Landlord’s notification to Tenant of same. If Tenant desires such access to install Tenant’s equipment and furnishings, Tenant shall expressly notify Landlord of same at least 15 days prior to the date Tenant desires such access and Landlord shall have the right to deny such access for same if Landlord reasonably believes same would interfere with the performance of Landlord’s Work.

22.09                 To the extent Landlord is able to obtain a warranty covering Landlord’s Work from Landlord’s general contractor that warrants Landlord’s Work for at least one (1) year (though Landlord shall be under no obligation to do so), Landlord shall assign such warranty to Tenant. If, however, Landlord is unable to obtain such warranty for Landlord’s Work, Landlord hereby agrees to repair and/or replace (as applicable) any defects in Landlord’s Work (other than those arising due to the negligence or willful misconduct of Tenant or Tenant’s employees, agents or contractors, and other than those arising due to a subsequent Alteration performed by or on behalf of Tenant) for the period commencing on the Commencement Date and ending on the day immediately prior to the one (1) year anniversary of the Commencement Date, provided that Tenant notifies Landlord of such defect prior to the one (1) year anniversary of the Commencement Date.

22.10                 Notwithstanding anything to the contrary contained herein and subject to the terms and conditions of Article 41 of this Lease, at any time following the date hereof, Tenant shall be entitled to submit to Landlord a request to obtain additional electrical capacity (not to exceed an additional 3 watts demand load per usable square foot) in excess of the Capacity in order to operate one or more of the Delayed ASI Items. Following receipt of such request, Landlord shall reasonably cooperate with Tenant in identifying whether such additional electrical capacity is available (taking into account the needs of the Building and current and future occupants of the Building) and, if so, shall provide Tenant with the right, at Tenant’s sole cost and expense, to bring such additional electrical capacity (from a location in the Building), and utilizing Landlord’s designated contractor, to the electrical closet on the floor on which the Premises are located so that same shall be available when such Delayed ASI Items are installed pursuant to the terms of this Article 22.

ARTICLE 23

 CLEANING

23.01                 Landlord shall cause the Premises to be kept clean in accordance with the specifications annexed hereto as Exhibit E, provided they are kept in order by Tenant. Landlord, its cleaning contractor and their employees shall have after-hours access to the Premises and the use of Tenant’s light, power and water in the Premises as may be reasonably required for the purpose of cleaning the Premises. Landlord may remove Tenant’s extraordinary refuse (above that ordinarily generated by a general office user) from the Building and Tenant shall pay the cost thereof.

23.02                 Tenant acknowledges that Landlord has designated a cleaning contractor for the Building. Tenant agrees to employ said cleaning contractor or such other contractor as Landlord shall from time to time designate (the “Building Cleaning Contractor”) to perform any cleaning required by Tenant in excess of that detailed on Exhibit E and for any other waxing, polishing, and other cleaning and maintenance work of the Premises and Tenant’s furniture, fixtures and equipment (collectively, “Tenant Cleaning Services”) provided that the prices charged by said contractor are comparable to the prices customarily charged by other reputable cleaning contractors employing union labor in downtown Manhattan for the same level and quality of service. Tenant acknowledges that it has been advised that the cleaning contractor for the Building may be a division or affiliate of Landlord. Tenant agrees that it shall not employ any other cleaning and maintenance contractor, nor any individual, firm or organization for such purpose, without Landlord’s prior written consent. In the event that Landlord and Tenant cannot agree on whether the prices then being charged by the Building Cleaning Contractor for such cleaning services are comparable to those charged by other reputable contractors as herein provided, then Landlord and Tenant shall each obtain two (2) bona fide bids for such services from reputable cleaning contractors performing such services in comparable buildings in downtown Manhattan employing union labor, and the average of the four bids thus obtained shall be the standard of comparison. In the event that the Building Cleaning Contractor does not agree to perform such cleaning services for Tenant at such average price, Landlord shall not unreasonably withhold its consent to the performance of Tenant Cleaning Services by a reputable cleaning contractor designated by Tenant employing union labor with the proper jurisdictional qualifications; provided, however, that, without limitation, Landlord’s experience with such contractor or any criminal proceedings pending or previously filed against such contractor may form a basis upon which Landlord may withhold or withdraw its consent.

ARTICLE 24

JURY WAIVER

24.01                 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim involving any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises or involving the right to any statutory relief or remedy. Tenant will not interpose any counterclaim of any nature in any summary proceeding, unless such counterclaim would be deemed waived if Tenant did not interpose same.

ARTICLE 25

NO WAIVER, ETC.

25.01                 No act or omission of Landlord or its agents shall constitute an actual or constructive eviction, unless Landlord shall have first received written notice of Tenant’s claim and shall have had a reasonable opportunity to meet such claim. In the event that any payment herein provided for by Tenant to Landlord shall become overdue for a period in excess of ten (10) days, then at Landlord’s option a “late charge” shall become due and payable to Landlord, as Additional Rent, from the date it was due until payment is made, at the interest rate equal to the lesser of (x) maximum legal rate of interest per annum and 10% per annum. No act or omission of Landlord or its agents shall constitute an acceptance of a surrender of the Premises, except a writing signed by Landlord. The delivery or acceptance of keys to Landlord or its agents shall not constitute a termination of this Lease or a surrender of the Premises. Acceptance by Landlord of less than the Rent herein provided shall at Landlord’s option be deemed on account of earliest Rent remaining unpaid. No endorsement on any check, or letter accompanying Rent, shall be deemed an accord and satisfaction, and such check may be cashed without prejudice to Landlord. No waiver of any provision of this Lease shall be effective, unless such waiver be in writing signed by the party to be charged. In no event shall Tenant be entitled to make, nor shall Tenant make any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord had unreasonably withheld, delayed or conditioned its consent or approval to any request by Tenant made under a provision of this Lease. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance or declaratory judgment. Tenant shall comply with the rules and regulations contained in this Lease, and any reasonable modifications thereof or additions thereto. Landlord shall not be liable to Tenant for the violation of such rules and regulations by any other tenant, provided that Landlord shall, subject to the terms and conditions of another tenant’s lease or occupancy agreement, enforce such rules and regulations in a nondiscriminatory manner amongst all tenants in the Building. In the event of any conflict between the rules and regulations and the terms of this Lease, the terms of this Lease shall control. Failure of Landlord to enforce any provision of this Lease, or any rule or regulation, shall not be construed as the waiver of any subsequent violation of a provision of this Lease, or any rule or regulation. This Lease shall not be affected by nor shall Landlord in any way be liable for the closing, darkening or bricking up of windows in the Premises, for any reason, including as the result of construction on any property of which the Premises are not a part or by Landlord’s own acts, but Landlord shall use commercially reasonable efforts to avoid any such permanent blocking or bricking of the windows.

ARTICLE 26

ADDITIONAL REMEDIES UPON TENANT DEFAULT

26.01                 If this Lease is terminated because of Tenant’s default hereunder pursuant to Article 5 above, then, in addition to Landlord’s rights of re entry, restoration, preparation for and rerental, and anything elsewhere in this Lease to the contrary notwithstanding, all Fixed Annual Rent and Additional Rent reserved in this Lease from the date of such breach to the expiration date of this Lease shall become immediately due and payable to Landlord and Landlord shall retain its right to judgment on and collection of Tenant’s aforesaid obligation to make a single payment to Landlord of a sum equal to an amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period (assuming an arms-length lease not to an affiliate of Landlord), both discounted to present worth (assuming a discount at a rate per annum equal to the interest rate then applicable to United States Treasury Bonds having a term which most closely approximates the period commencing on the date that this Lease is so terminated, or the date on which Landlord re-enters the Premises, as the case may be, and ending on the date on which this Lease was scheduled to expire but for such termination or reentry) less the aggregate amount of any monthly amounts theretofore collected by Landlord pursuant to the provisions of Section 6.01 hereof for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting (provided such reletting is an arms-length lease not to an affiliate of Landlord). In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original Term.

ARTICLE 27

NOTICES

27.01                 Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications (each, a “Notice”) given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if sent by registered or certified mail (return receipt requested) or if sent by a nationally recognized overnight courier for next business-day delivery, in each case addressed as follows:

if to Tenant prior to the Commencement Date:

Centerline Capital Group Inc.
625 Madison Avenue, 5th Floor
New York, New York 10022
Attention: Kelly Schnur, Managing Director/Operations

If to Tenant on or after the Commencement Date:

At the Premises
Attention: Kelly Schnur, Managing Director/Operations

with a copy to (at all times):

Reid and Riege, P.C.
One Financial Plaza
Hartford, Connecticut 06103
Attention: Louis Donofrio, Esq.

if to Landlord:

c/o SL Green Realty Corp.
420 Lexington Avenue
New York, New York 10170
Attention: Leasing Counsel

with a copy to:

SL Green Realty Corp.
420 Lexington Avenue
New York, New York 10170
Attention: Director of Leasing

and a copy to any mortgagee or lessor which shall have requested same, by notice given in accordance with the provisions of this Article 27 at the address designated by such mortgagee or lessor, or to such other or additional address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by Notice given to the other in accordance with the provisions of this Article 27. Notices from Landlord may be given by Landlord’s managing agent, if any, or by Landlord’s attorney. Notices from Tenant may be given by Tenant’s attorney. Each Notice shall be deemed to have been given on the date such Notice is actually received as evidenced by a written receipt therefor, and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure.

ARTICLE 28

WATER

28.01                 Landlord shall furnish cold water to the Premises for ordinary lavatory, drinking and pantry uses and shall furnished tempered water for ordinary lavatory (core restrooms only) use. Tenant shall pay the amount of Landlord’s cost for all excessive water used by Tenant for any purpose other than set forth above, and any sewer rent or tax based thereon. In case of such excessive water use, Landlord may install a water meter, at Landlord’s cost, to measure Tenant’s excess water consumption as shown on said meter at Landlord’s cost therefor plus five (5%) percent. If water is made available to Tenant in the Building or the Premises through a meter which also supplies other Premises, or without a meter, then Tenant shall pay to Landlord a reasonable charge per month for water. Landlord reserves the right to discontinue water service to the Premises if either the quantity or character of such service is changed or is no longer available or suitable for Tenant’s requirements or for any other reason without releasing Tenant from any liability under this Lease and without Landlord or Landlord’s agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service.

ARTICLE 29

INTENTIONALLY OMITTED

ARTICLE 30

HEAT, ELEVATOR, ETC.

30.01                 Landlord shall provide heating service through the perimeter units presently located in the Premises during HVAC Periods pursuant to the specifications annexed hereto as Exhibit F. “HVAC Periods” means Business Hours on Business Days. “Business Days” means all days other than Saturdays, Sundays, State holidays, Federal holidays and Building Service Employees Union Contract holidays. “Business Hours” means 8:00 a.m. to 6:00 p.m. The costs and expenses incurred by Landlord to provide such heating service during HVAC Periods on Business Days pursuant to the specifications set forth on Exhibit F annexed hereto shall be included in Expenses. If Tenant requires heat to the Premises other than during HVAC Periods, Landlord shall furnish such heat, provided that Tenant requests same via Landlord’s electronic work order system (or, if such system is not operational, by notice hand delivered, e mailed or faxed to Landlord at Landlord’s office in the Building, addressed to the attention of the Operations Manager) before 2:00 p.m. on any Business Day for service on such Business Day, and before 2:00 p.m. on the Business Day immediately preceding any non Business Day for service on such non Business Day. Tenant shall reimburse Landlord, as Additional Rent, within thirty (30) days after receipt of an invoice from Landlord evidencing the same, for the provision by Landlord of non HVAC Period heating service at Landlord’s then-established charge for same (which charge, as of the date hereof, is $1,082.00 per hour).

30.02                 Landlord shall provide passenger elevator service during Business Hours on Business Days and at least one (1) passenger elevator at all other times. If the elevators in the Building are manually operated, Landlord may convert to automatic elevators at any time, without in any way affecting Tenant’s obligations hereunder.

30.03                 No bulky materials including, but not limited to furniture, office equipment, packages, or merchandise (“Freight Items”) shall be received in the Premises or Building by Tenant or removed from the Premises or Building by Tenant except on Business Days between the hours of 8:00 a.m. to 12:00 p.m. and 1:00 p.m and 5:00 p.m., and by means of the one (1) freight elevator and the loading dock only, which Landlord will provide without charge on a first come, first served basis. If Tenant requires additional freight elevator or loading dock service at hours other than those set forth above, Landlord shall make available to Tenant, upon reasonable notice, overtime freight elevator and loading dock service at Tenant’s sole cost (at Landlord’s then-prevailing rates for same). If additional freight and loading dock service is requested for a weekend or for a period of time that does not immediately precede or follow the normal working hours of the personnel providing such overtime freight service, the minimum charge prescribed by Landlord shall be for four (4) hours. Subject to the provisions of Section 43.06 hereof, any damage done to the Building or Premises by Tenant, its employees, agents, servants, representatives and/or contractors in the course of moving any Freight Items shall be paid by Tenant within thirty (30) days after written demand by Landlord. Notwithstanding anything in this Lease to the contrary, solely in connection with Tenant’s initial, single-phase continuous move into the Premises (including, but not limited to, furniture delivery), the charge to Tenant for overtime freight elevator and loading dock service shall be reduced to $0.00, with respect to the first twenty-five (25) hours pertaining to such move-in.

30.04                 Except in the case of an emergency or due to casualty or condemnation, Tenant shall have access to and use of the Premises 24 hours per day, 7 days per week, 365 days per year.

30.05                 If due to the fault or neglect of Landlord or Landlord’s agents, employees or contractors, any Substantial Portion of the Premises is rendered Untenantable for a period of five (5) consecutive Business Days after Tenant shall have notified Landlord of such Untenantability, by reason of any stoppage or interruption of any Essential Service required to be provided by Landlord under this Lease or the failure to Landlord to perform any repairs or maintenance required of Landlord under this Lease, but excluding by reason of a casualty or other Unavoidable Delay, then for the period commencing on the day Tenant notifies Landlord that such Substantial Portion of the Premises became so Untenantable until such Substantial Portion of the Premises is no longer Untenantable, Fixed Annual Rent and any payment due under Articles 32 and 49 hereof shall be proportionately abated with respect only to such Substantial Portion. “Untenantable” means that Tenant shall be unable to use the Premises or the applicable portion thereof for the conduct of Tenant’s business in the manner in which such business is ordinarily conducted, and shall not be using the Premises or the applicable portion thereof. “Essential Service” shall mean (a) heating, ventilation and air-conditioning, (b) electrical service, (c) elevator service, (d) water and sewer, (e) supplemental condenser water, (f) cleaning services required of Landlord under this Lease and (g) reasonable access to the Premises. “Substantial Portion” shall mean any portion of the Premises consisting of five hundred (500) or more contiguous rentable square feet, or such reasonably smaller area if the Untenantability of such area has a materially adverse impact on Tenant’s ability to conduct its ordinary course of business in the Premises, and shall also mean reasonable access thereto is impaired.

30.06                 Tenant shall have the right, at its sole cost and expense, to install a security system in the Premises that is compatible to the Building’s security system (as same may be modified from time to time) so that Tenant and its employees may access the Building and Premises using one card key.

30.07                 Landlord shall provide security services in the lobby of the Building in a Class A manner consistent with Comparable Buildings, but taking into account the age of the Building, the configuration of the lobby of the Building and other relevant factors applicable to the Building that vary from Comparable Buildings.

ARTICLE 31

SECURITY DEPOSIT; GUARANTY

31.01                  (a)                 Upon the execution and delivery of this Lease, Tenant shall deliver to Landlord an unconditional irrevocable letter of credit, and Tenant shall maintain same effect at all times during the term hereof, as security for the full and faithful performance and observance by Tenant of Tenant’s covenants and obligations under this Lease, in the amount of $1,750,000.00 (the “Required Amount”), which letter of credit shall be substantially in the form annexed hereto as Exhibit G and otherwise reasonably satisfactory to Landlord and issued by a bank reasonably satisfactory to Landlord and either having its principal place of business or a duly licensed branch or agency in the borough of Manhattan, City and County of New York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given not less than thirty (30) days prior to the expiration thereof.

(b)                 If Tenant delivers a letter of credit, Tenant shall, throughout the Term, deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof complying with the terms of this Article 31 (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a “Security  Letter”) no later than thirty (30) days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be not less than one year and shall be automatically renewable from year to year as aforesaid. If Tenant shall fail to obtain any replacement of or amendment to a Security Letter within any of the applicable time limits set forth in this Article 31, Tenant shall be in default of its obligations under this Article 31 and Landlord shall have the right (but not the obligation), at its option, to draw down the full amount of the existing Security Letter and use, apply and retain the same as security hereunder. Upon delivery to Landlord of any such replacement of or amendment to the Security Letter within the fifteen (15) business day period described in the preceding sentence, such default shall be deemed cured and Landlord shall promptly return to Tenant the proceeds of the Security Letter which had been drawn by Landlord pursuant to the preceding sentence (or any balance thereof to which Tenant is entitled).

31.02                  (a)                 If Tenant defaults in the full and prompt payment and performance of any of Tenant’s covenants and obligations under this Lease, including, but not limited to, the payment of Fixed Annual Rent and Additional Rent, beyond notice (the delivery of which shall not be required for purposes of this Section 31.02 if Landlord is prevented or prohibited from delivering the same under Applicable Law, including, but not limited to, all applicable bankruptcy and insolvency laws) and the expiration of any applicable cure periods, Landlord may, at its option, (but shall not be obligated to) and without prejudice to any other remedy which Landlord may have on account thereof, use, apply or retain the whole or any part of the security so deposited and the interest accrued thereon, if any, (or draw down the entire Security Letter or any portion thereof and use, apply or retain the whole or any part of the security represented by the Security Letter) to the extent required for the payment of (i) any Fixed Annual Rent and Additional Rent or any other sums as to which Tenant is in default, (ii) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any reletting costs or expenses, or (iii) any damages awarded to Landlord in accordance with the terms and conditions of Article 6 hereof (it being understood that any use of the whole or any part of the security represented by the Security Letter shall not constitute a bar or defense to any of Landlord’s other remedies under this lease or any law, rule or regulation, including but not limited to Landlord’s right to assert a claim against Tenant under 11 U.S.C. §502(b)(6) or any other provision of Title 11 of the United States Code). If Landlord shall so use, apply or retain the whole or any part of the security or the interest accrued thereon, if any, or draw down the Security Letter, as the case may be, Tenant shall within ten (10) Business Days of demand immediately deposit with Landlord a sum equal to the amount so used, applied or retained, as security as aforesaid (if Tenant shall have delivered a Security Letter, Tenant shall restore same, at Landlord’s option, either by the deposit with Landlord of cash or the provision of a replacement Security Letter), failing which Landlord shall have the same rights and remedies as for the nonpayment of Fixed Annual Rent beyond the applicable grace period. To insure that Landlord may utilize the security represented by the Security Letter in the manner, for the purpose, and to the extent provided in this Article 31, each Security Letter shall provide that the full amount or any portion thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord’s draft drawn on the issuing bank without accompanying memoranda or statement of beneficiary. In no event and under no circumstance shall the draw down on or use of any amounts under the Security Letter constitute a basis or defense to the exercise of any other of Landlord’s rights and remedies under this lease or under any law, rule or regulation, including, but not limited to, Landlord’s right to assert a claim against Tenant under 11 U.S.C. §502(b)(6) or any other provision of Title 11 of the United States Code.

(b)                 Subject to Section 31.02(a) above, in the event that Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease beyond notice and the expiration of any applicable cure periods and Landlord utilizes all or any part of the security represented by the Security Letter but does not terminate this lease as provided in Article 5 hereof, Landlord may, at its option, in addition to exercising its rights as provided in Section 31.02(a)  hereof, retain the unapplied and unused balance of the portion of the Security Letter drawn down by Landlord (herein called the “Cash Security”) as security for the full and faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this lease, and may use, apply, or retain the whole or any part of said Cash Security to the extent required for payment of Fixed Annual Rent, Additional Rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant’s default in respect of any of the terms, covenants, and conditions of this Lease. In the event Landlord uses, applies or retains any portion or all of the security deposit or the security represented by the Security Letter (as the case may be), Tenant shall forthwith restore the amount so used, applied or retained (if Tenant shall have delivered a Security Letter, at Landlord’s option, either by the deposit with Landlord of cash or the provision of a replacement Security Letter) so that at all times the amount of the security deposited or the amount of the security represented by the Security Letter and the Cash Security, if any (as the case may be) shall be not less than the security required by this Article 31, failing which Tenant shall be in default of its obligations under this Article 31 and Landlord shall have the same rights and remedies as for the non-payment of Fixed Annual Rent beyond the applicable grace period. If, after application of any portion of the security required hereunder Tenant provides a replacement Security Letter in the full amount required hereunder, Landlord shall promptly return any Cash Security then being held by Landlord.

31.03                 If Tenant shall not be in default beyond any applicable notice and cure period at the expiration of this Lease (unless Tenant holds over which shall be deemed to be a default hereunder, in which case Landlord shall return same within twenty (20) days of the end of said hold over), the security, or any balance thereof to which Tenant is entitled, or the Security Letter and the Cash Security (if any), as the case may be, shall be returned or paid over to Tenant within twenty (20) days after the date fixed as the end of this Lease and after delivery to Landlord of entire possession of the Premises in compliance with the provisions of this Lease; provided, however, in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder.

31.04                 In the event of any sale, transfer or leasing of Landlord’s interest in the Building whether or not in connection with a sale, transfer or leasing of the land on which the Building is situated to a vendee, transferee or lessee, Landlord shall transfer the unapplied part of the security and the interest thereon, if any, to which Tenant is entitled (or the Security Letter and the Cash Security, if any, as the case may be) to the vendee, transferee or lessee and Landlord, following notice to Tenant of the amount transferred and of the name of the transferee, shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new landlord for the return or payment of the same to the extent assumed by such vendee, transferee or lessee. The provisions of the preceding sentence shall apply to every subsequent sale, transfer or leasing of Landlord’s interest in the Building, and any successor of Landlord may, upon a sale, transfer, leasing or other cessation of the interest of such successor in the Building, whether in whole or in part, pay over any unapplied part of said security (or transfer the Security Letter and the Cash Security, if any, as the case may be) to any vendee, transferee or lessee of Landlord’s interest in the Building and shall thereupon be relieved of all liability with respect thereto to the extent assumed by such vendee, transferee or lessee. In the event of any such sale, transfer or leasing, Landlord shall transfer the Security Letter to the new landlord as aforesaid or, in the alternative, to require Tenant to deliver a replacement Security Letter naming the new landlord as beneficiary, and, upon such delivery by Tenant of such replacement Security Letter, Landlord shall return the existing Security Letter to Tenant. Landlord and Tenant hereby agree that, in connection with the transfer by Landlord or its successors or assigns hereunder of Landlord’s interest in the Security Letter, Tenant shall be solely liable to pay any transfer commission and other costs charged by the issuing bank in connection with any such transfer of the Security Letter, failure of which shall be deemed to be payable as Additional Rent hereunder, upon Landlord’s demand therefor.

31.05                 Except in connection with a permitted assignment of this Lease, Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security or any interest thereon to which Tenant is entitled, or the security represented by the Security Letter, as the case may be, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In any event, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security deposit, or the remaining balance thereof, or the security represented by the Security Letter, as the case may be, Landlord may return the security deposit or the Security Letter to the original Tenant regardless of one or more assignments of this Lease.

31.06                 Neither the security deposit, the Security Letter, any proceeds therefrom or the Cash Security, if any, shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure or limitation of Landlord’s damages or constitute a bar or defense to any of the Landlord’s other remedies under this lease or at law or in equity upon Tenant’s default.

31.07                 Notwithstanding anything to the contrary herein, at any time on or following the date which is the earlier to occur of (i) the seventh (7th) anniversary of the Commencement Date (but provided Guarantor’s net worth (as defined in Article 4 above), determined as of the end of the fiscal quarter which occurred immediately prior to said 7th anniversary of the Commencement Date, as shown on audited financial statements provided to Landlord, is at least $161,305,000.00) and (ii) the Guarantor’s net worth (as defined in Article 4 above), as shown on audited financial statements provided to Landlord, has consistently and continuously been at least equal to $500,000,000.00 for each of the prior twelve (12) consecutive fiscal quarters (it being understood that no fiscal quarter occurring prior to the Commencement Date shall be deemed applicable for this clause (ii)), and provided and on condition that, as of the date Tenant elects to reduce the amount of security required hereunder, Tenant shall not be in default under this Lease after notice and the expiration of any applicable cure and grace periods, then in such case, the Required Amount under this Article 31 shall be reduced $1,149,242.50 (the “First Reduced Amount”) by Tenant delivering to Landlord a replacement Security Letter in the First Reduced Amount (in which case Landlord shall simultaneously return to Tenant any unapplied Cash Security or a Security Letter then being held by Landlord hereunder) or a modification to the existing Security Letter reducing the Required Amount to the First Reduced Amount in accordance with this Article 31.

31.08                 Simultaneously with the execution and delivery of this Lease by Tenant, Centerline Holding Company (“Guarantor”), which is the parent company of Tenant, delivered to Landlord, a guaranty of this Lease in favor of Landlord in the form of Exhibit H the “Guaranty”).

ARTICLE 32

TAX ESCALATION

32.01                 Tenant shall pay to Landlord, as Additional Rent, tax escalation in accordance with this Article:

(a)                For the purpose of this Article, the following definitions shall apply:

(i)      The term “Tenant’s Share”, for purposes of computing tax escalation, shall mean 5.852%.

(ii)      The term the “Building Project” shall mean the parcel of land on a portion of which are the improvements of which the Premises form a part, with all the improvements thereon, said improvements being a part of the block and lot for tax purposes which are applicable to the aforesaid land.

(iii)      The “Base Tax Year” shall mean the New York City fiscal tax year commencing on July 1, 2011 and ending on June 30, 2012.

(iv)      The term “Comparative Year” shall mean the twelve (12) month period following the Base Tax Year commencing on July 1, 2012, and each subsequent period of twelve (12) months thereafter.

(v)      The term “Real Estate Taxes” shall mean the total of all taxes and special or other assessments and business improvement district assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building Project including, without limitation, any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Building Project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof (and not completely reimbursed by an individual tenant), upon or against said Building Project. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes, or in lieu of additions to or increases of said Real Estate Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of “Real Estate Taxes” for the purposes hereof. Subject to the preceding sentence, Real Estate Taxes shall not include any federal, state or municipal inheritance, franchise, general or net income, “value added”, transfer, gain, gift or estate taxes, or any interest or penalties imposed upon Landlord for late payment of Real Estate Taxes (unless such late payment was due to Tenant’s late payment of Tenant’s Share of Real Estate Taxes hereunder). Real Estate Taxes, including Real Estate Taxes for the Base Tax Year and any Comparative Year, shall be calculated without taking into effect any abatement, deferral or exemption of Real Estate Taxes arising from the ICIP, ICAP or any other similar abatement, deferral or exemption program.

(vi)      Where more than one assessment is imposed by the City of New York for any tax year, whether denominated an “actual assessment” or a “transitional assessment” or otherwise, then the phrases herein “assessed value” and “assessments” shall mean whichever of the actual, transitional or other assessment is designated by the City of New York as the taxable assessment for that tax year.

32.02                 In the event that the Real Estate Taxes payable for any Comparative Year shall exceed the amount of the Real Estate Taxes payable during the Base Tax Year, Tenant shall pay to Landlord, as Additional Rent for such Comparative Year, an amount equal to Tenant’s Share of the excess. Before or after the start of each Comparative Year, Landlord shall furnish to Tenant a statement of the Real Estate Taxes payable during the Comparative Year. If the Real Estate Taxes payable for such Comparative Year exceed the Real Estate Taxes payable during the Base Tax Year, Additional Rent for such Comparative Year, in an amount equal to Tenant’s Share of the excess, shall be due from Tenant to Landlord, and such Additional Rent shall be payable by Tenant to Landlord within thirty (30) days after receipt of the aforesaid statement. The benefit of any discount for any early payment or prepayment of Real Estate Taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from the Real Estate Taxes payable for any Comparative Year.

32.03                 Should the Real Estate Taxes payable during the Base Tax Year be reduced by final determination of legal proceedings, settlement or otherwise (subject to the last sentence of Section 32.01(a)(v) above), then, the Real Estate Taxes payable during the Base Tax Year shall be correspondingly revised, the Additional Rent theretofore paid or payable hereunder for all Comparative Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord as Additional Rent, within thirty (30) days after being billed therefor, any deficiency between the amount of such Additional Rent as theretofore computed and the amount thereof due as the result of such recomputations.

32.04                 If, after Tenant shall have made a payment of Additional Rent under Section 32.02, Landlord shall receive a refund of any portion of the Real Estate Taxes payable for any Comparative Year after the Base Tax Year on which such payment of Additional Rent shall have been based, as a result of a reduction of such Real Estate Taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall within thirty (30) days after receiving the refund pay to Tenant Tenant’s Share of the refund less Tenant’s Share of expenses (including attorneys’ and appraisers’ fees) incurred by Landlord in connection with any such application or proceeding. Except with respect to the Base Tax Year, in addition to the foregoing, Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after Landlord shall have delivered to Tenant a statement therefor, Tenant’s Share of all expenses incurred by Landlord in reviewing or contesting the validity or amount of any Real Estate Taxes or for the purpose of obtaining reductions in the assessed valuation of the Building Project prior to the billing of Real Estate Taxes, including without limitation, the reasonable fees and disbursements of attorneys, third party consultants, experts and others.

32.05                 The statements of the Real Estate Taxes to be furnished by Landlord as provided above shall be certified by Landlord and shall constitute a final determination as between Landlord and Tenant of the Real Estate Taxes for the periods represented thereby, unless Tenant within one hundred eighty (180) days after they are furnished shall give a written notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If Tenant shall so dispute said statement then, pending the resolution of such dispute, Tenant shall pay the Additional Rent to Landlord in accordance with the statement furnished by Landlord.

32.06                 In no event shall the Fixed Annual Rent under this Lease be reduced by virtue of this Article.

32.07                 If the Commencement Date of the Term of this Lease is not the first day of the first Comparative Year, then the Additional Rent due hereunder for such first Comparative Year shall be a proportionate share of said Additional Rent for the entire Comparative Year, said proportionate share to be based upon the length of time that the lease Term will be in existence during such first Comparative Year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant’s default) whether the same be the date hereinabove set forth for the expiration of the Term or any prior or subsequent date, a proportionate share of said Additional Rent for the Comparative Year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Comparative Year. Landlord shall promptly cause statements of said Additional Rent for that Comparative Year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

32.08                 Landlord’s and Tenant’s obligations to make the adjustments referred to in Section 32.07 above shall survive any expiration or termination of this Lease. Any delay or failure of Landlord in billing any tax escalation hereinabove provided beyond the date which is two (2) year anniversary of the date of the final determination of Real Estate Taxes for a particular Comparative Year shall constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such tax escalation hereunder and the escalation payment otherwise due from Tenant from such Comparative Year may not be included in subsequent Comparative Years.

ARTICLE 33

RENT CONTROL

33.01                  In the event the Fixed Annual Rent or Additional Rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the Term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may within 90 days thereafter terminate this Lease, by not less than 90 days’ written notice to Tenant, on a date set forth in said notice, in which event this Lease and the term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the date originally fixed herein for the termination of the demised term. Landlord shall not have the right to so terminate this Lease if Tenant within such period of thirty (30) days shall in writing lawfully agree that the rentals herein reserved are a reasonable rental and agree to continue to pay said rentals as provided herein, and if such agreement by Tenant shall then be legally enforceable by Landlord.

ARTICLE 34

INTENTIONALLY OMITTED

ARTICLE 35

AIR CONDITIONING

35.01                 Subject to the provisions of this Article and all other applicable provisions of this Lease, Landlord shall supply air-conditioning and ventilation service to the Premises through the Building’s central air-conditioning facilities (the “Building HVAC System”) during the HVAC Periods pursuant to the specifications annexed hereto as Exhibit F. Landlord reserves the right to suspend operation of the Building HVAC System at any time that Landlord, in its reasonable judgment, deems it necessary to do so for reasons such as accidents, emergencies or any situation arising in the Premises or within the Building which has an adverse affect, either directly or indirectly, on the operation of Building HVAC System, including without limitation, reasons relating to the making of repairs, alterations or improvements in the Premises or the Building, and Tenant agrees that any such suspension in the operation of the Building HVAC System may continue until such time as the reason causing such suspension has been remedied and that Landlord shall not be held responsible or be subject to any claim by Tenant due to such suspension, except as expressly set forth in Section 30.05 above; though Landlord shall use commercially reasonable efforts to avoid any suspension during Business Hours on Business Days. Tenant further agrees that Landlord shall have no responsibility or liability to Tenant if operation of the Building HVAC System is prevented by Unavoidable Delay, or by the orders or regulations of any federal, state, county or municipal authority or by failure of the equipment or electric current, steam and/or water or other required power source.

35.02                 In the event that Tenant shall require air conditioning service other than during HVAC Periods, Landlord shall furnish such after hours service through the Building HVAC System provided that written notice is given to Landlord by Tenant prior to 2:00 p.m. on Business Days preceding weekends and the aforementioned holidays. Tenant shall reimburse Landlord, as Additional Rent, within thirty (30) days after receipt of an invoice from Landlord evidencing the same, for the provision by Landlord of non HVAC Period air-conditioning service at Landlord’s then-established rates thereof (which current rate, as of the date hereof, is $1,163.00 per hour).

35.03                 (a)                 Subject to the provisions of this Section 35.03, Landlord shall make available to Tenant or reserve for Tenant’s use up to 20 tons of condenser water (“Supplemental Condenser Water”) in connection with the operation by Tenant of supplemental air-conditioning equipment, which Tenant shall be entitled to install, subject to the provisions of Article 8 hereof. Subject to any provision of this Lease relating to stoppage of services and Landlord’s inability to perform, Landlord shall supply Supplemental Condenser Water to the Premises on a twenty-four (24) hour, 365 day basis. Tenant must provide its own independent circulating pump, properly sized and balanced. Tenant may elect to have Landlord supply or reserve such Supplemental Condenser Water by notice (a “Supplemental Condenser Water Notice”) given to Landlord on or before the one (1) year anniversary of the Commencement Date (“CW Outside Date”), time being of the essence with respect to such date, which notice shall set forth the tonnage of Supplemental Condenser Water requested by Tenant. Tenant shall be deemed to have elected not to have Landlord supply or reserve all or a portion of such Supplemental Condenser Water, as applicable, if Tenant fails to give to Landlord a Supplemental Condenser Water Notice on or before the CW Outside Date, or if Tenant gives a Supplemental Condenser Water Notice on or before the CW Outside Date requiring Landlord to supply and/or reserve less than the Supplemental Condenser Water detailed above, then in any such event Landlord shall have no obligation to reserve the unused or unreserved portion of such Supplemental Condenser Water for Tenant’s future use; provided, that if Tenant thereafter requires such Supplemental Condenser Water, Landlord shall provide such Supplemental Condenser Water to Tenant to the extent such Supplemental Condenser Water is available after taking into account reasonably appropriate reserves to serve the current and anticipated future needs of Landlord and the other tenants of the Building as reasonably determined by Landlord. In connection with the foregoing, Tenant shall not be required to pay to Landlord a tap-in charge.

(b)                 Commencing as of the date upon which Tenant gives to Landlord Tenant’s Supplemental Water Notice, Tenant shall pay to Landlord an annual charge of $900.00 per ton (pro-rated for any partial year occurring during the Term hereof) of Supplemental Condenser Water reserved by Tenant in any Supplemental Condenser Water Notice (whether or not actually used by Tenant) (the “Annual Condenser Water Charge”), plus sales tax, if applicable, subject to increase (or decrease) as provided for herein. Except as otherwise provided for herein, all sums payable under this Article 35 shall be deemed to be Additional Rent and paid by Tenant within thirty (30) days after the issuance of a statement therefor. The Annual Condenser Water Charge shall be adjusted on January 1, 2013 and on each January 1st of each subsequent year during the Term by the percentage change in the actual increase in costs incurred by Landlord to provide such Supplemental Condenser Water.

ARTICLE 36

SHORING

36.01                 Tenant shall permit any person authorized to make an excavation on land adjacent to the Building containing the Premises to do any work within the Premises necessary to preserve the wall of the Building from injury or damage, and Tenant shall have no claim against Landlord for damages or abatement of rent by reason thereof. Subject to the requirements of applicable laws, Landlord, to the extent possible, will use reasonable efforts (without incurring any costs or liability to Tenant) to minimize the interference with Tenant’s use of the Premises by reason of such access by the neighboring property owner.

ARTICLE 37

EFFECT OF CONVEYANCE, ETC.

37.01                 If the Building containing the Premises shall be sold, transferred or leased, or the lease thereof transferred or sold, Landlord shall be relieved of all future obligations and liabilities hereunder and the purchaser, transferee or tenant of the Building shall be deemed to have assumed and agreed to perform all such obligations and liabilities of Landlord hereunder. In the event of such sale, transfer or lease, Landlord shall also be relieved of all existing obligations and liabilities hereunder, provided that the purchaser, transferee or tenant of the Building assumes in writing such obligations and liabilities.

ARTICLE 38

RIGHTS OF SUCCESSORS AND ASSIGNS

38.01                 This Lease shall bind and inure to the benefit of the heirs, executors, administrators, successors, and, except as otherwise provided herein, the assigns of the parties hereto. If any provision of any Article of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of that Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of said Article and of this Lease shall be valid and be enforced to the fullest extent permitted by law.

ARTICLE 39

CAPTIONS

39.01                 The captions herein are inserted only for convenience, and are in no way to be construed as a part of this Lease or as a limitation of the scope of any provision of this Lease.

ARTICLE 40

BROKERS

40.01                 Landlord and Tenant each covenants, represents and warrants to the other that neither party has had dealings or negotiations with any broker or agent in connection with the consummation of this Lease other than CB Richard Ellis, Inc. and SL Green Leasing LLC (collectively, the “Brokers”). Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent (other than the Brokers) with respect to this Lease or the negotiation thereof. Landlord covenants and agrees to defend, hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent (including the Brokers) with respect to this Lease or the negotiation thereof. Landlord shall pay the Brokers pursuant to a separate agreement with the Brokers.

ARTICLE 41

ELECTRICITY

41.01                 Tenant acknowledges and agrees that electric service shall be supplied to the Premises on a “submetered basis” in accordance with the provisions of this Article 41. Electricity and electric service, as used herein, shall mean any element affecting the generation, transmission, and/or distribution or redistribution of electricity, including but not limited to services which facilitate the distribution of service. Landlord shall make electricity available at all times (subject to Unavoidable Delays, repairs, maintenance and shutdowns as is reasonably required pursuant to the terms hereof) during the Term at the combined electrical closets servicing the Premises for all purposes (exclusive of electricity required for the operation of the Building HVAC System serving the Premises), with a capacity of not less than six (6) watts demand load per usable square foot of the Premises (the “Capacity”) which shall be distributed by Tenant at its sole cost and expense (unless otherwise set forth on Exhibit D-1 and Exhibit D-2 annexed hereto, in which case such distribution shall be done as part of Landlord’s Work). Landlord shall not unreasonably withhold its consent to a request by Tenant for a reasonable amount of additional electrical capacity; provided, that (i) there exist in Landlord’s judgment appropriate reserves to serve the current and anticipated future needs of Landlord and the other tenants of the Building, (ii) Landlord receives a load letter from Tenant’s engineer certifying that Tenant requires such additional electrical capacity and that the load is not too excessive for the Building and its electrical equipment and (iii) Landlord is reimbursed by Tenant within thirty (30) days of Landlord’s request therefor for Landlord’s actual out-of-pocket cost of providing such additional electrical capacity to Tenant. If Landlord grants Tenant’s request for such additional electrical capacity and Tenant requires that Landlord supply a quantity of such additional electrical capacity to a particular location that exceeds the capacity of the Building’s bus ducts at that location, Landlord shall do so at Tenant’s expense.

41.02                 If and so long as Landlord provides redistributed electricity to the Premises on a submetered basis (which submeter shall be installed by Landlord as part of Landlord’s Work), Tenant agrees that the charges for such redistributed electricity shall be computed in the manner hereinafter described, to wit, a sum equal to the product of (i) Landlord’s actual cost for such electricity (“Landlord’s Cost”) multiplied by 104%. Where more than one (1) meter exclusively measures the service of Tenant in the Building, the service rendered through each meter shall be aggregated and billed as if measured on one meter, in accordance with the rates herein specified.

41.03                 Landlord’s Cost shall be determined as follows: (i) the total dollar amount billed to Landlord by the public utility and/or service providers supplying electric service to the Building for the Building’s consumption for the relevant billing period for energy (kilowatt hours, i.e., “KWH”) shall be divided by the total kilowatt hours consumed by the Building for that billing period, carried to six decimal places, and (ii) the total dollar amount billed to Landlord by the public utility and/or service providers supplying electric service to the Building for the relevant billing period for demand (kilowatts, i.e., “KW”) for the Building’s consumption for such billing period, shall be divided by the total demand (kilowatts) of the Building for such billing period, carried to six decimal places (and the Landlord’s Cost, so defined, for KWH and for KW shall be applied to Tenant’s electricity consumption and demand, KWH and KW, for the relevant billing period).

41.04                 Landlord shall install submeters at Landlord’s cost and expense to measure Tenant’s electricity consumption, KWH and KW. Bills therefor shall be rendered by Landlord monthly, and the amount, as computed from a meter, shall be deemed to be, and shall be paid as Additional Rent. If any tax is imposed upon Landlord’s receipt from the resale of electrical energy to Tenant by any Federal, State or Municipal authority, Tenant covenants and agrees that, where permitted by law, Tenant’s share of such taxes based upon its usage and demand shall be passed on to, and shall be included in the bill of, and shall be paid by Tenant to Landlord.

41.05                 If all or part of the meters or system by which Landlord measures Tenant’s consumption of electricity (the “Submetering System”) shall not be operable or malfunction, Landlord shall promptly, at Tenant’s expense (unless same is covered under a warranty for said Submetering System), repair (or replace, if necessary) the Submetering System and, pending completion of such repair (a) Landlord, through an independent, reputable electrical consultant selected by Landlord, shall estimate the readings that would have been yielded by said Submetering System as if such system was operable or the malfunction had not occurred, as the case may be, on the basis of Tenant’s prior usage and demand and the lighting and equipment installed within the Premises and (b) Landlord shall utilize such estimated readings and the bill rendered based thereon shall be binding and conclusive on Tenant unless, within one hundred eighty (180) days after receipt of such a bill, Tenant challenges, in writing to Landlord, the accuracy or method of computation thereof. If, within thirty (30) days of Landlord’s receipt of such a challenge, the parties are unable to agree on the amount of the contested bill, the controlling determination of same shall be made by an independent electrical consultant agreed upon by the parties or, upon their inability to agree, as selected by the American Arbitration Association. The determination of such electrical consultant shall be final and binding on both Landlord and Tenant and the expenses of such consultant shall be divided equally between the parties. Pending such controlling determination, Tenant shall timely pay Additional Rent to Landlord in accordance with the contested bill. Tenant shall be entitled to a refund from Landlord within twenty (20) days of the determination, or shall make additional payment to Landlord within twenty (20) days of the determination, in the event that the electrical consultant determines that the amount of a contested bill should have been other than as reflected thereon.

41.06                 Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements, except to the extent caused by the negligence or willful misconduct of Landlord. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or wiring installation (which is currently capable of handling the Capacity). Any riser or risers to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord’s reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. Landlord reserves the right, if required by Applicable Laws, to terminate the furnishing of electricity, upon not less than ninety (90) days’ written notice to Tenant and subject to the last sentence of this Section 41.06, in which event Tenant may make application directly to the public utility and/or other providers for Tenant’s entire separate supply of electric current and Landlord shall permit its wires and conduits and any other existing electrical facilities serving the Premises as may be necessary, to the extent available and safely capable, to be used for such purpose, but only to the extent of Tenant’s then authorized Capacity, without charge. Any meters, risers, or other equipment or connections necessary to enable Tenant to obtain electric current directly from such utility and/or other providers shall be installed at Tenant’s sole cost and expense or Tenant may utilize the existing meter measuring electricity in the Premises. Only rigid conduit or electricity metal tubing (EMT) will be allowed. Once Tenant is receiving electricity directly from the public utility or other provider, Landlord may discontinue furnishing the electric current but this Lease shall otherwise remain in full force and effect.

ARTICLE 42

LEASE SUBMISSION

42.01                 Landlord and Tenant agree that this Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way unless and until (i) Tenant has duly executed and delivered duplicate originals thereof to Landlord and (ii) Landlord has executed and delivered one of said originals to Tenant.

ARTICLE 43

INSURANCE

43.01                 Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan, City of New York, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as hereinafter provided for) or which would result in insurance companies of good standing refusing to insure the building or any of such property in amounts reasonably satisfactory to Landlord (and Landlord acknowledges that the mere use of the Premises for the Primary Use shall not violate this Section 43.01).

43.02                 Tenant covenants to provide on or before the Commencement Date, and to keep in force, at Tenant’s own cost, during the term hereof the following insurance coverage which coverage shall be effective from and after such first Commencement Date:

(a)                 A Commercial General Liability insurance policy naming Landlord and its designees having an interest in the Building as additional insureds (as there interests may appear) protecting Landlord, its designees against any alleged liability, occasioned by any incident involving injury or death to any person or damage to property of any person or entity, on or about the Building, the Premises, common areas or areas around the Building or premises. Such insurance policy shall include Products and Completed Operations Liability and Contractual Liability covering the liability of Tenant to Landlord by virtue of the indemnification agreement in this Lease, covering bodily injury liability, property damage liability, personal injury & advertising liability and fire legal liability, all in connection with the use and occupancy of or the condition of the Premises, the Building or the related common areas, in amounts not less than:

$5,000,000, general aggregate per location
$5,000,000, per occurrence for bodily injury & property damage $5,000,000, personal & advertising injury
$1,000,000, fire legal liability

Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, if any, provided such a policy contains an endorsement (i) naming Landlord and its designees as additional insureds, (ii) specifically referencing the Premises; and (iii) guaranteeing a minimum limit available for the Premises equal to the limits of liability required under this Lease;

(b)                 “All-risk” insurance, including terrorism coverage in an amount adequate to cover the cost of replacement of Landlord’s Work, all personal property, fixtures, furnishings, equipment, improvements, betterments and installations located in the Premises, whether or not installed or paid for by Landlord.

43.03                 All such policies shall be issued by companies of recognized responsibility permitted to do business within New York State and reasonably approved by Landlord and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A- VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional insured are given written notice of such cancellation or modification by the insurer or the Producer (i.e., Tenant’s insurance agent) prior to the effective date of such cancellation or modification

43.04                 Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of any such policies, Tenant shall deliver to Landlord an Acord 28 (2009/12) certificate evidencing such insurance. If Tenant delivers certificates as aforesaid Tenant, upon reasonable prior notice from Landlord, shall make available to Landlord, at the Premises, duplicate originals of such policies from which Landlord may make copies thereof, at Landlord’s cost. Tenant’s failure to provide and keep in force the aforementioned insurance after the expiration of 5 days following Landlord’s notice thereof to Tenant shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant’s default. In addition, in the event Tenant fails to provide and keep in force the insurance required by this Lease, at the times and for the durations specified in this Lease, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and/or pay the premiums for such insurance in which event Tenant shall repay Landlord within five (5) days after demand by Landlord, as Additional Rent, all sums so paid by Landlord and any costs or expenses incurred by Landlord in connection therewith without prejudice to any other rights and remedies of Landlord under this Lease.

43.05                 Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each “all-risk” insurance policy obtained by it and covering property as stated in 43.02 (b), pursuant to which the respective insurance companies waive subrogation against each other and any other parties. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease.

43.06                 Each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the Term of this Lease.

43.07                 If, by reason of a failure of Tenant to comply with the provisions of this Lease, the rate of fire insurance with extended coverage on the building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

43.08.                 Landlord may, from time to time (but not more than once every 5 years during the Term hereof), require that the amount of the insurance to be provided and maintained by Tenant hereunder be increased so that the amount thereof adequately protects Landlord’s interest, but in no event in excess of the amount that would be required of other tenants in other Comparable Buildings.

43.09                 A schedule or make up of rates for the building or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

43.10                 Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

43.11                 Landlord shall maintain in respect of the Building, at all times during the term of this Lease, fire and casualty insurance covering the Building and Landlord’s property and commercial general liability insurance, each in amounts of coverage required by any mortgagee of the Building, or, if there is no mortgagee of the Building, then in amounts comparable to the amounts carried by prudent landlords of Comparable Buildings.

ARTICLE 44

SIGNAGE

44.01                 Tenant shall have the right, at its sole cost and expense, to install identification signage within the elevator vestibule of each floor of the Premises in accordance with the terms and provisions of the standard signage policy of the Building. Tenant shall be entitled to its pro rata share of listings, without charge, in any electronic directory in the lobby of the Building, but only to the extent Landlord provides or maintains such a directory.

ARTICLE 45

TAX BENEFITS

45.01                 (a)                  For purposes of this Article 45, unless otherwise defined in the Lease, all terms used herein shall have the meanings ascribed to them in Title 4 of Article 4 of the New York Real Property Tax Law (hereinafter called the “Lower Manhattan Plan”).

(b)                 For purposes of the Lower Manhattan Plan, “Tenant’s Percentage Share” shall mean Tenant’s Share (subject to changes as and when Tenant’s Share is increased or decreased in accordance with any applicable provisions of the Lease) as defined in Article 32 above.

45.02                 (a)                  For so long as Tenant continues to be eligible for the real estate tax abatement benefits of the Lower Manhattan Plan (hereinafter called the “LMP Abatement Benefits”) with respect to the Premises, Landlord agrees to comply with the provisions and requirements of the Lower Manhattan Plan and the rules promulgated thereunder as same relate to the Premises and to Landlord (in connection with Tenant’s eligibility for the LMP Abatement Benefits) and to cooperate with Tenant in making the Application and in the administration and maintenance of the LMP Abatement Benefits, including by joining in Tenant’s Application as required by applicable law; provided Tenant shall reimburse Landlord, as Additional Rent under the Lease, promptly upon demand for Landlord's reasonable costs and expenses incurred in connection with such compliance and/or cooperation and the administration and maintenance of the LMP Abatement Benefits (including, without limitation, (x) Landlord's reasonable attorneys’ and consultants’ fees incurred to review any documentation therefore and (y) the amount of any administrative charges or fees imposed by the New York City Department of Finance (hereinafter called the “Department”) in connection with such compliance).

(b)                 Tenant shall indemnify and hold harmless Landlord and all superior lessors and superior mortgagees and its and their respective partners, directors, officers, principals, shareholders, agents and employees from and against any and all claims arising from or in connection with (i) Tenant’s failure to comply with the provisions and requirements of the Lower Manhattan Plan and the rules promulgated thereunder as same relate to the Premises, (ii) Landlord’s participation in the Lower Manhattan Plan due to Tenant’s request or in obtaining the LMP Abatement Benefits by Tenant, to the extent Landlord suffers any damage as a result thereof and (iii) Landlord’s compliance and/or cooperation in Tenant’s obtaining the LMP Abatement Benefits, together with all costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys’ fees and expenses, to the extent Landlord suffers any damage as a result thereof.

45.03                 (a)                 In accordance with the Lower Manhattan Plan and notwithstanding anything to the contrary contained in the Lease, Landlord agrees to allow Tenant a credit, first against the Tenant’s real estate tax payment under Article 32 of this Lease payable by Tenant under the Lease in an amount that, in the aggregate, equals the full amount of any abatement of real estate taxes granted for the Premises pursuant to the Lower Manhattan Plan and actually received by Landlord (hereinafter called the “Actual LMP Benefits”). Landlord shall, upon its receipt of the Actual LMP Benefits, credit the full amount thereof against the then current installment of real estate tax payment due under Article 32 of this Lease (or if Landlord shall receive any Actual LMP Benefits subsequent to its receipt of the bill for the Real Estate Taxes to which such Actual LMP Benefits apply, Landlord shall, within thirty (30) days after its receipt of such Actual LMP Benefits, credit the full amount thereof against the next installment(s) of Tenant’s real estate tax payment becoming due hereunder).

(b)                 Tenant shall promptly pay to Landlord, Additional Rent under the Lease, the amount of all or any portion of the Actual LMP Benefits that have been credited against Tenant’s real estate tax payment under Article 32 of this Lease becoming due under this Lease, and which are thereafter revoked and required to be refunded by Landlord to the taxing authorities (including, without limitation, if such Actual LMP Benefits are revoked due to the exercise by Tenant of its right to assign or sublease pursuant to the terms and conditions of the Lease), unless such Actual LMP Benefits are revoked as a result of the acts or omissions (where there is an express duty to act) of Landlord, together with any interest and/or penalties imposed against Landlord in connection with such Actual LMP Benefits.

ARTICLE 46

FUTURE CONDOMINIUM CONVERSION

46.01                 Tenant acknowledges that the Building and the land of which the Premises form a part (the “Land”) may be subjected to the condominium form of ownership prior to the end of the Term of this Lease. Tenant agrees that if, at any time during the Term, the Building and the Land shall be subjected to the condominium form of ownership, then, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to any condominium declaration and any other documents (collectively, the “Declaration”) which shall be recorded in order to convert the Building and the Land to a condominium form of ownership in accordance with the provisions of Article 9-B of the Real Property Law of the State of New York or any successor thereto. If any such Declaration is to be recorded, Tenant, upon request of Landlord, shall enter into an amendment of this Lease in such respects as shall be necessary to conform to such condominiumization, including, without limitation, appropriate adjustments to the Base Tax Amount and Tenant’s Share, as such terms are defined in Article 32 hereof and Expenses for the Base Year and Percentage, as such terms are defined in Article 49 hereof; provided, that such adjustments shall not increase Tenant’s obligations or decrease Tenant’s rights as existing under this Lease prior to the conversion to condominium ownership (except, in either case, to a de minimis extent). Upon such conversion to condominium ownership, the condominium board shall provide to Tenant a subordination and non-disturbance agreement on such condominium board’s then-current form.

ARTICLE 47
MISCELLANEOUS

47.01                 This Lease represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto. All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein are hereby merged herein. Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the Premises or any matter or thing affecting or relating to Premises except as specifically set forth in this Lease. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Lease. Landlord shall not be liable or bound in any manner by any oral or written statement, broker’s “set-up”, representation, agreement or information pertaining to the Premises, the Building or this Agreement furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this agreement to be drafted. Tenant shall comply with the rules and regulations annexed to this Lease as Exhibit C, and any reasonable modifications thereof or additions thereto.

47.02                 If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise arising out of or under this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the non-prevailing party (as determined by a non-appealable final judgment of a court having competent jurisdiction) shall reimburse the successful party for all reasonable attorneys’ fees and disbursements incurred by the successful party in such suit.

47.03                 This Lease may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement, and an executed counterpart delivered by facsimile, .pdf or email shall be binding upon the parties.

47.04                 This Lease shall be governed by the laws of the State of New York.

ARTICLE 48

TERRACE ACCESS

48.01.                 If and to the extent that Landlord elects to do the Premises Substitution (and only in such case), then

(a)                 During the term of this Lease, Tenant shall be permitted access, at no charge to Tenant and at all times (subject to casualty, condemnation, Unavoidable Delays or during periods Landlord is performing repairs and/or maintenance), to those certain terraces on the 14th floor of the Building which are contiguous to the Premises that may be located on the 14th floor of the building (the “Terraces”) subject to and provided that Tenant strictly complies with the provisions of this Article. Landlord shall ensure that the existing access doors from the 14th floor portion of the Premises (if applicable) to the Terraces contain door locking hardware.

(b)                 As a special inducement to Landlord to permit Tenant to have limited access to the Terraces in accordance with the provisions of this Article, Tenant acknowledges, covenants and agrees that: (i) the Terraces are not and shall not be deemed to be part of the Premises; (ii) Tenant shall not perform any Alterations, improvements, changes, decorations or any other work in, to or on the Terraces or place any furniture, equipment or other personalty on the Terraces, whether temporary or permanent, except to the extent expressly provided for in this Article (e.g., without limitation, no signs, banners, lights, plants or other objects shall be hung from or around the Terraces by Tenant), but, subject to the reasonable approval of Landlord, Tenant, at its sole cost and expense, may bring so-called outdoor furniture (e.g., patio furniture, tables, umbrellas, etc.) onto the Terraces, all in accordance with Applicable Laws and provided same are “weighted down” or nailed down, as reasonably directed by Landlord; (iii) Landlord shall not provide any services to the Terraces (e.g., without limitation, Landlord shall not provide electricity, air-conditioning, heat, cleaning, etc.); (iii) Tenant shall, at its own expense, keep and maintain the Terraces in a clean and orderly condition at all times (other than the removal of snow, which shall not be Tenant’s obligation), shall not cause, allow or permit (a) objects to be thrown from the Terraces or (b) music or other loud noise which may annoy or disturb other occupants of the Building to emanate from the Terraces; (iv) Tenant shall, at its expense, promptly comply or cause compliance with (a) all Applicable Laws and any insurance policy then in effect for the Building which are related to Tenant's access to the Terraces and (b) reasonable rules and regulations promulgated by Landlord from time-to-time governing access to the Terraces (provided, however, that nothing contained herein shall require Tenant to perform repairs, maintenance, alterations or improvements to the Terraces, unless required by Applicable Laws due to Tenant’s use thereof or arising from Tenant’s (or Tenant’s employees, agents or contractors) negligence or willful misconduct) or arising from any cause or condition created by Tenant (or anyone claiming by, through or under Tenant)), provided, however, Tenant shall have the right, at its sole cost and expense, to install decking on the Terraces, subject to Landlord’s approval pursuant to Article 8 hereof; (v) Tenant shall obtain as part of the insurance policy or policies required under Article 43 of this Lease for the Premises identical insurance coverage for the Terraces; (vi) Tenant shall not be permitted to assign or transfer all or any portion of the rights granted to Tenant pursuant to this Article, except in connection with a permitted assignment of this Lease; (vii) Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, damage, claim, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising from Tenant’s access to and use of the Terraces (except to the extent arising from the negligence or willful misconduct of Landlord (and Landlord’s agents, employees, and contractors); (viii) in the event that (a) Tenant violates any of the covenants, agreements, terms, provisions or conditions contained in this Article and same is not cured within five (5) Business Days after notice thereof to Tenant from Landlord or (b) Tenant’s access to and/or use of the Terraces violates any requirement of any governmental authorities asserting jurisdiction over the Building and Tenant does not modify such access and/or use within five (5) Business Days of notice thereof to Tenant, then Landlord shall thereafter have the right to discontinue Tenant’s access to the Terraces without the same constituting an actual or constructive eviction, partial or complete, without incurring any liability to Tenant, and this Lease and Tenant’s obligations thereunder shall not be impaired or diminished by reason thereof, nor shall Tenant be entitled to any compensation or diminution or abatement of rent by reason thereof and this Lease shall remain in full force and effect. Mention in this Article of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

(c)                 Tenant hereby acknowledges and agrees that Landlord (and Landlord’s contractors) shall have unfettered access to the Terraces as and when necessary in order to perform repairs and/or maintenance to the Building and Landlord shall, at all times, be entitled to store, place and/or install Building equipment and/or machinery on or about the Terraces as and when Landlord deems necessary and appropriate, provided, however, Landlord shall use reasonable efforts to minimize the amount of space on the Terraces occupied by such equipment and/or machinery (to the extent practicable).

ARTICLE 49

OPERATING EXPENSE ESCALATION

49.01                 Tenant shall pay to Landlord, as Additional Rent, operating expense escalations in accordance with this Article 49.

49.02                 Definitions: For the purpose of this Article 49, the following definitions shall apply:

(i)        The term “Base Year” shall mean the 12-month period commencing on July 1, 2011 and ending on June 30, 2012.

(ii)     The term “Base Expense Amount” shall mean the Expenses for the Base Year (i.e., calculated by taking the sum of the Expenses for calendar year 2011 and calendar year 2012 and dividing such sum by 2), subject to Section 49.05 below.

(iii)      The term the “Percentage”, for purposes of computing operating expense escalations hereunder, shall mean 6.186%.

(iv)     The term “Comparative Year” shall mean the twelve (12) month period commencing on July 1, 2012 and each subsequent period of twelve (12) months (it being understood and agreed that Expenses for each Comparative Year shall be calculated by taking the sum of (x) the Expenses for the calendar year in which such Comparative Year shall commence and (y) the Expenses for the calendar year in which such Comparative Year shall expire, and dividing such sum by 2).

(v)      The term “Expenses” shall mean the total, without duplication, of all the costs and expenses incurred or borne by Landlord (computed on an accrual basis and, to the extent applicable, in accordance with GAAP, consistently applied) with respect to the operation and maintenance of the Building Project and the services provided tenants therein (grossed up in accordance with Section 49.04 below), net of any cash discounts, trade discounts or quantity discounts, including, without limitation, the costs and expenses incurred for and with respect to: steam and any other fuel; water rates and sewer rents; air-conditioning; mechanical ventilation; heating; cleaning, by contract or otherwise; window washing (interior and exterior); elevators, escalators; porters and matron service; all electricity purchased for the Building except that which is redistributed to tenants in the Building and any electricity servicing any leased or leasable portions of the Building; protection and security; reasonable lobby decoration; repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first-class building (but subject to the limitations with respect to capital expenditures set forth below); maintenance; management fees (subject to the limitations set forth below); painting of non-tenant areas; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting employees of the Building up to and including the building manager; uniforms and working clothes for such employees and the cleaning thereof and expenses imposed pursuant to law or to any collective bargaining agreement with respect to such employees; workmen’s compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; the total of all the costs and expenses incurred or borne by Landlord with respect to procuring and maintaining in respect of the Building Project the following insurance coverages (collectively, the “Building Insurance”): comprehensive all risk insurance on the Building Project and the personal property of Landlord contained therein or thereon, commercial general liability insurance against claims for personal injury, bodily injury, death or property damage, occurring upon, in or about the Building Project, extended coverage, boiler and machinery, sprinkler, apparatus, rental, business income and plate glass insurance, owner’s contingent or protective liability insurance, workers’ compensation and employer’s liability insurance, insurance against acts of terrorism (including, without limitation, bio-terrorism), and any insurance required by a mortgagee; and real estate association fees or dues (not to exceed two (2) such associations).

49.03                 Notwithstanding anything to the contrary in this Lease, Expenses shall not include the following, except to the extent specifically permitted by a specific exception to the following:

(a)        expenditures for capital improvements except for capital expenditures required to comply with governmental laws, rules, regulations, or other requirements applicable to the Building Project which are enacted, adopted, promulgated, amended or modified after the Commencement Date, or any reinterpretation of any such governmental laws, rules, regulations, or other requirements that is issued after the date of this Lease, in either of which cases the cost thereof shall be included in Expenses for the Comparative Year in which the costs are incurred and subsequent Comparative Years, amortized on a straight line basis over an appropriate period determined in accordance with GAAP, with an interest factor equal to the prime rate of JPMorgan Chase, New York, (or the successor thereto) at the time of Landlord's having incurred said expenditure;

(b)       depreciation or amortization of the Building and the Building Project and its contents or components, except as determined in accordance with GAAP on materials, tools, supplies and vendor-type equipment to the extent purchased by Landlord to enable Landlord to supply services to the Building that Landlord might otherwise contract for with a third party where the cost of such contract would otherwise have been included in the charge for such third party’s services, and when depreciation or amortization is permitted or required in accordance with this clause (ii), the item shall be amortized on a straight line basis over the term of this Lease, including interest at Landlord’s actual financing cost, if any, or if such item was not financed by Landlord, at the Prime Rate at the time of Landlord’s having incurred the cost of such item;

(c)      expenses for the preparation of space for any tenant or prospective tenant of the Building (including, without limitation, brokerage commission, advertising or promotional costs), or expenses in connection with services, repairs or other benefits which are not offered to Tenant or for which a tenant is charged for directly but which are provided to another tenant or occupant of Building;

(d)      expenses for repairs or other work which is caused by fire, windstorm, or any other insurable casualty, including costs subject to Landlord’s insurance deductible;

(e)      expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, legal expenses (except for those related to having to operate the building), advertising or promotion;

(f)       Legal expenses incurred in enforcing the terms of any lease;

(g)      Principal, interest, amortization or other costs, including legal fees, associated with any mortgage, loan or refinancing of the Building Project;

(h)      expenses incurred for any necessary replacement of any item to the extent that it is covered under warranty;

(i)       the cost of any item or service for which Tenant separately reimburses Landlord or pays the cost thereof directly to third parties, or that Landlord provides selectively to one or more tenants of the Building, other than Tenant, and is not required to provide to Tenant free of charge (other than Tenant’s obligation to make payments of Fixed Annual Rent and the Expense Payment provided for herein) under this Lease, whether or not Landlord is reimbursed by such other tenant(s), including the actual cost of any special electrical, heating, ventilation or air-conditioning required by any tenant that exceeds the standards which Landlord is required to provide to Tenant without additional charge under this Lease or is required during times other than hours during which such services are provided to Tenant without additional charge under this Lease;

(j)       accounting and legal fees (except for those related to having to operate the Building) relating to the ownership, construction, financing, leasing, sale or any litigation relating to the Building Project;

(k)      any interest or penalty incurred due to the late payment of any Expense;

(l)       any ground rent or air space rent, or any other rent incurred for the Building Project, pursuant to a ground lease or superior lease (irrespective of whether this Lease is subordinate to same);

(m)        costs of repairs necessitated by Landlord’s negligence or willful misconduct;

(n)      salaries of employees at the Building above the grade of Building manager;

(o)      the portion of expenses allocable to employees at the Building for time which is not spent by such employee working at the Building;

(p)      the general corporate overhead and administrative expenses of the entity comprising Landlord;

(q)      contributions to reserves for Expenses;

(r)       costs and expenses arising out of the operation of the retail portion of the Building;

(s)       any costs or expenses for sculpture, paintings, or other works of fine art, including, costs incurred with respect to the purchase, ownership, leasing, repair, and/or maintenance of such works of art, except for such costs and expenses incurred in connection with objects of fine art for the building consistent with Comparable Buildings (excluding any Comparable Buildings whose erection is first completed following the date hereof);

(t)      any costs incurred to test, survey, clean up, contain, abate, remove or otherwise remediate hazardous materials from the Building Project (except to the extent that Tenant or its agents are responsible for the introduction of such materials into the Building) in violation of any applicable laws; and

(u)      any amount paid to an entity or individual related to Landlord which exceeds the amount which would be paid for similar goods or services on an arms-length basis between unrelated parties; except with respect to management fees, which shall be computed, in both the Base Year and each Comparative Year, as three percent (3%) of the gross revenues of the Building, which gross revenues shall be grossed up to 100% to account for vacancies, free rent periods and periods of rent abatement in both the Base Year and each Comparative Year.

49.04                 If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Expenses, then the costs for same shall be included in Expenses for a Comparative Year, but only to the extent of the actual savings received for such Comparative Year. The costs of capital equipment or capital expenditures are so to be included in Expenses for the Comparative Year in which the costs are incurred and subsequent Comparative Years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure as reasonably determined in accordance with GAAP, with an interest factor equal to the prime rate of JP Morgan Chase, New York, (or the successor thereto) at the time of Landlord's having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the comparative year in which they were incurred.

49.05                 If during all or part of the years comprising the Base Expense Amount or a Comparative Year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Expense hereunder) to portions of the Building Project due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purposes of computing the Additional Rent payable hereunder, the amount of the Expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to 100% of the Building Project.

49.06                 If the Expenses for any Comparative Year shall be greater than the Base Expense Amount, Tenant shall pay to Landlord, as Additional Rent for such Comparative Year, in the manner hereinafter provided, an amount equal to the Percentage of the excess of the Expenses for such Comparative Year over the Base Expense Amount (such amount being hereinafter called the “Expense Payment.”

49.07                 Following the expiration of each Comparative Year commencing after the completion of the Base Year and after receipt of necessary information and computations from Landlord’s certified public accountant, Landlord shall submit to Tenant a statement or statements, as hereinafter described, setting forth the Expenses for the preceding Comparative Year, and the Expense Payment, if any, due to Landlord from Tenant for such Comparative Year. If such statement shows an Expense Payment due from Tenant to Landlord with respect to the preceding Comparative Year, then (i) Tenant shall make payment of any unpaid portion thereof within thirty (30) days after receipt of such statement; and (ii) Tenant shall also pay Landlord, as Additional Rent within forty-five (45) days after receipt of such statement, an amount equal to the product obtained by multiplying the Expense Payment for the Comparative Year by a fraction, the denominator of which shall be twelve (12) and the numerator of which shall be the number of months of the current Comparative Year which shall have elapsed prior to the first day of the month immediately following the rendition of such statement; and (iii) Tenant shall also pay to Landlord, as Additional Rent, commencing as of the first day of the month immediately following the rendition of such statement and on the first day of each month thereafter until a new statement is rendered an amount equal to 1/12th of the total Expense Payment for the preceding Comparative Year. The aforesaid monthly payments based on the total Expense Payment for the preceding Comparative Year shall from time to time, but no more than one (1) additional time in a Comparative Year, be adjusted to reflect, if Landlord can reasonably so estimate, known increases in rates or cost, for the current Comparative Year applicable to the categories involved in computing Expenses whenever such increases become known prior to or during such current Comparative Year. The payments required to be made under clauses (ii) and (iii) above shall be credited toward the Expense Payment due from Tenant for the then current Comparative Year, subject to adjustment as and when the statement for such current Comparative Year is rendered by Landlord.

49.08                 (a)                 The statements of the Expenses to be furnished by Landlord as provided above shall be certified by Landlord, and shall be prepared in reasonable detail and based on information and computations made for Landlord by a Certified Public Accountant (who may be the CPA now or then employed by Landlord for the audit of its accounts): said Certified Public Accountant may rely on Landlord’s allocations and estimates wherever operating cost allocations or estimates are needed for this Article 49. The statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Expenses for the periods represented thereby, unless Tenant within six (6) months after they are furnished (including the statement of the Base Expense Amount) shall give notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. Pending the resolution of any such dispute, Tenant shall pay the Additional Rent to Landlord in accordance with the statements furnished by Landlord.

(b)     Landlord shall grant Tenant (together with its legal counsel or an independent certified public accountant retained by Tenant) reasonable access to, and the right to audit, so much of Landlord’s books and records as may be required for the purposes of verifying the Base Expense Amount and the Expenses incurred for the Comparative Year or Comparative Years (the “Records”) which Tenant has timely disputed within the six (6) month period provided for in Section 49.08(a) (hereinafter, an “Audit”) during normal business hours at the place where they are regularly maintained in New York, New York, for a period of ninety (90) days from the date notice is given by Tenant under Section 49.08(a) (the “Examination Period”) provided and on the express condition that: (x) notice is given by Tenant in a timely fashion under Section 49.08(a), (y) all Additional Rent is paid by Tenant to Landlord in accordance with the statements furnished to Tenant under this Article 49, (c) the person examining Landlord’s Records is not a person who is paid based in whole or in part on the amount of any reduction of the payment resulting from the examination or any other so-called “contingency fee” basis, and (d) Tenant, its legal counsel and its accountants shall execute a reasonable confidentiality agreement prior to the time access to Landlord’s Records is given (it being understood and agreed that Tenant shall be entitled to request access to such Records whether in conjunction with an Audit or otherwise, so long as same is requested within said 6-month period). Landlord shall pay to Tenant the amount of any overpayment by Tenant with respect to such Expenses within thirty (30) days after such final determination. If Landlord fails to pay such amount within said 30-day period, Tenant shall have the right to have such unpaid amount be credited against the next installment(s) of Fixed Annual Rent becoming due under the Lease, provided Tenant first gives at least ten (10) days additional notice to Landlord in connection therewith, which notice shall state in bold type and capital letters at the top of such notice stating “THIS IS A TIME SENSITIVE OFFSET NOTICE AND LANDLORD SHALL BE DEEMED TO ACCEPT SUCH OFFSET IF IT FAILS TO RESPOND IN THE TIME PERIOD PROVIDED” as a condition to the effectiveness thereof. Within the 30-day period above or within the additional 10-day period described above, Landlord may dispute, in good faith, Tenant’s right to such credit by providing written notice thereof to Tenant, in which case Tenant shall not be entitled to such offset pending the resolution of such dispute. If Landlord fails to dispute such credit within the 30-day period and/or 10-day period described above and fails to pay such amount prior to the expiration of the 10-day period, Tenant shall be entitled to take such credit against the next installment(s) of Fixed Annual Rent becoming due under this Lease.

(c)       In the event that Tenant, after having opportunity to examine the Records in accordance with Section 49.08(b), shall disagree with the Landlord’s statement, then Tenant may at any time prior to the expiration of the Examination Period (time being of the essence) send a written notice (“Tenant’s Statement”) to Landlord of such disagreement, specifying in reasonable detail the basis for Tenant’s disagreement and the amount of the Expense Payment Tenant claims is due. Landlord and Tenant shall attempt to resolve such disagreement. If they are unable to do so within thirty (30) days, and provided that the amount of the Expense Payment Tenant claims is due is substantially different from the amount of the Expense Payment, as the case may be, Landlord claims is due, Landlord and Tenant shall designate a Certified Public Accountant (the “Arbiter”) whose determination made in accordance with this subsection 49.07(c) shall be binding upon the parties; it being understood that if the amount of the Expense Payment Tenant claims is due is not substantially different from the amount of the Expense Payment, Landlord claims is due, then Tenant shall have no right to protest such amount and shall pay the amount that Landlord claims is due to the extent not theretofore paid. If the determination of Arbiter shall substantially confirm the determination of Landlord, then Tenant shall pay the cost of the Arbiter. If the Arbiter shall substantially confirm the determination of Tenant, then Landlord shall pay the cost of the Arbiter. In all other events, the cost of the Arbiter shall be borne equally by Landlord and Tenant. The Arbiter shall be a member of a disinterested and independent certified public accounting firm having at least three (3) accounting professionals and having at least five (5) years of experience in commercial real estate accounting. In no event shall the Arbiter be Tenant or any affiliate or Related Entity of Tenant or Landlord or an affiliate of Landlord. In the event that Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within thirty (30) days after receipt of notice from the other party requesting agreement as to the designation of the Arbiter, which notice shall contain the names and addresses of two (2) or more certified public accountants who are acceptable to the party sending such notice (any one (1) of whom, if acceptable to the party receiving such notice as shall be evidenced by notice given by the receiving party to the other party within such thirty (30) day period, shall be the agreed upon Arbiter), then either party shall have the right to request the American Arbitration Association (the “AAA”) (or any organization which is the successor thereto) to designate as the Arbiter, a certified public accountant whose determination made in accordance with this subsection 49.08(c) shall be conclusive and binding upon the parties, and the cost charged by the AAA (or any organization which is the successor thereto), for designating such Arbiter, shall be shared equally by Landlord and Tenant. Landlord and Tenant hereby agree that any determination made by an Arbiter designated pursuant to this subsection 49.08(c) shall not exceed the amount(s) as determined to be due in the first instance by Landlord’s statement, nor shall such determination be less than the amount(s) claimed to be due by Tenant in Tenant’s Statement, and that any determination which does not comply with the foregoing shall be null and void and not binding on the parties. In rendering such determination such Arbiter shall not add to, subtract from or otherwise modify the provisions of this Lease, including the immediately preceding sentence. Notwithstanding the foregoing provisions of this Section, Tenant, pending the resolution of any contest pursuant to the terms hereof, shall continue to pay all sums as determined to be due in the first instance by such Landlord’s statement and upon the resolution of such contest, suitable adjustment shall be made in accordance therewith with appropriate refund to be made by Landlord to Tenant (or credit allowed Tenant against Fixed Annual Rent and Additional Rent becoming due) if required thereby. The term “substantially” as used in this Article 49, shall mean a variance of 3% or more of increases in Expenses for the Comparative Year to which Tenant’s Statement applies, as applicable.

49.09                 In no event shall the Fixed Annual Rent under this Lease be reduced by virtue of this Article 49.

49.10                 Landlord’s and Tenant’s obligation to make the adjustments referred to in Section 49.07 above shall survive any expiration or termination of this Lease.

49.11                 Any delay or failure of Landlord in billing any escalation hereinabove provided shall not constitute a waiver of or in way impair the continuing obligation of Tenant to pay such escalation hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the said Landlord, and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD: 100 CHURCH FEE OWNER LLC

By:	/s/ Steven M. Durels
Name:	Steven M. Durels
Title:	Executive Vice President, Director of Leasing and Real Property

TENANT: CENTERLINE CAPITAL GROUP INC.

By:	/s/ Kelly Schnur
Name:	Kelly Schnur
Title:	Sr. Managing Director

EXHIBIT A-1

FLOOR PLAN OF THE 15TH FLOOR OF THE BUILDING

EXHIBIT A-1

FLOOR PLAN OF THE 14TH FLOOR OF THE BUILDING

EXHIBIT B

FIXED ANNUAL RENT

a.  The Fixed Annual Rent for the Premises shall be as follows:

Period	Annual	Monthly

Subject to clause (b) of this Exhibit B set forth below, commencing on the Rent Commencement Date and ending on the day immediately preceding the fifth (5th) anniversary of the Commencement Date (the “1st Rent Period”)	$1,970,130.00	$164,177.50

Commencing on the day immediately following the expiration of the 1st Rent Period and ending on the day immediately preceding the tenth (10th) anniversary of the Commencement Date (the “2nd Rent Period”)	$3,051,963.15	$254,330.26

Commencing on the day immediately following the expiration of the 2nd Rent Period and ending on the Expiration Date (the “3rd Rent Period”)	$2,404,717.50	$200,393.13

b.  The above notwithstanding, commencing on the date which is twenty-eight (28) days following the Commencement Date (and for the remainder of the 1st Rent Period), the Fixed Annual Rent set forth above for the 1st Rent Period shall be increased by an amount equal to $879,025.65 per annum (or $73,252.14 per month).

c.  The above notwithstanding, Landlord and Tenant hereby acknowledge and agree that the Fixed Annual Rent set forth above for the 2nd Rent Period contains two (2) components, the first being the fixed rent allocable to the Premises and the second being an agreed-upon amortization payment of $15.17 per rentable square foot of the Premises per annum, which represents an agreed-upon payment due by Tenant relative to the surrender of certain space by Tenant’s affiliate to an affiliate of Landlord at 625 Madison Avenue, New York, New York (the “Surrender Premises”), which amount has been calculated with an amortization at eight and one-half (8.5%) percent interest over ten (10) years and based upon: (i) the difference between Tenant’s annual rent obligation covering the Surrender Premises and the new rent paid by the tenant leasing the Surrender Premises after such surrender; (ii) Tenant’s pro-rata share of the work allowance granted to the tenant leasing the Surrender Premises after such surrender; and (iii) the brokerage commission covering Tenant’s remaining term at 625 Madison Avenue, New York, New York. Landlord hereby agrees that the amortization payment has been calculated in accordance with the preceding sentence. Further, the amount set forth in clause (b) above has been calculated in the same manner.

d.  The above notwithstanding, if the Commencement Date does not occur (or is deemed to not occur) on or prior to January 28, 2012, then for every day after January 28, 2012 until the Commencement occurs, the Fixed Annual Rent detailed above in clause (b) above and the Fixed Annual Rent detailed for the 2nd Rent Period shall be reduced by an amount equal to $2,408.29 per day.

EXHIBIT C

RULES AND REGULATIONS

1. No animals, birds, bicycles or vehicles shall be brought into or kept in the Premises. The Premises shall not be used for manufacturing or commercial repairing or for sale or display of merchandise or as a lodging place, or for any immoral or illegal purpose, nor shall the Premises be used for a public stenographer or typist; barber or beauty shop; telephone, secretarial or messenger service; employment, travel or tourist agency; school or classroom; commercial document reproduction; or for any business other than specifically provided for in Tenant’s lease. Tenant shall not cause or permit in the Premises any disturbing noises which may interfere with occupants of this or neighboring Buildings, any cooking (other than a microwave oven or standard toaster) or objectionable odors, or any nuisance of any kind, or any inflammable or explosive fluid, chemical or substance. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall cooperate so as to prevent the same.

2. The toilet rooms and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rags, ink, chemicals or other unsuitable substances shall be thrown therein. Tenant shall not place anything out of doors, windows or skylights, or into hallways, stairways or elevators, nor place food or objects on outside window sills. Tenant shall not obstruct or cover the halls, stairways and elevators, or use them for any purpose other than ingress and egress to or from Tenant’s Premises, nor shall skylights, windows, doors and transoms that reflect or admit light into the Building be covered or obstructed in any way. All drapes and blinds installed by Tenant on any exterior window of the Premises shall conform in style and color to the Building standard.

3. Tenant shall not place a load upon any floor of the Premises in excess of the load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, file cabinets and filing equipment in the Premises. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, only with Landlord’s consent and in settings approved by Landlord to control weight, vibration, noise and annoyance. Smoking or carrying lighted cigars, pipes or cigarettes in the elevators of the Building is prohibited.

4. Tenant shall not move any heavy or bulky materials into or out of the Building or make or receive large deliveries of goods, furnishings, equipment or other items without Landlord’s prior written consent, and then only during such hours and in such manner as Landlord shall reasonably approve and in accordance with Landlord’s rules and regulations pertaining thereto. If any material or equipment requires special handling, Tenant shall employ only persons holding a Master Rigger’s License to do such work, and all such work shall comply with all legal requirements. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude any freight which violates any rule, regulation or other provision of this Lease.

5. No sign, advertisement, notice or thing shall be inscribed, painted or affixed on any part of the Building, without the prior written consent of Landlord. Landlord may remove anything installed in violation of this provision, and Tenant shall pay the cost of such removal and any restoration costs. Interior signs on doors and directories shall be inscribed or affixed by Landlord at Tenant’s expense. Landlord shall control the color, size, style and location of all signs, advertisements and notices. No advertising of any kind by Tenant shall refer to the Building, unless first approved in writing by Landlord.

6. No article shall be fastened to, or holes drilled or nails or screws driven into, the ceilings, walls, doors or other portions of the Premises, nor shall any part of the Premises be painted, papered or otherwise covered, or in any way marked or broken, without the prior written consent of Landlord (other than standard picture hanging, etc.).

7. No existing locks shall be changed, nor shall any additional locks or bolts of any kind be placed upon any door or window by Tenant, without the prior written consent of Landlord. Two (2) sets of keys to all exterior and interior locks shall be furnished to Landlord . At the termination of this Lease, Tenant shall deliver to Landlord all keys for any portion of the Premises or Building. Before leaving the Premises at any time, Tenant shall close all windows and close all doors. Landlord shall provide Tenant’s employees with access cards to access the Building (if required).

8. No Tenant shall purchase or obtain for use in the Premises any spring water, ice, towels, food, bootblacking, barbering or other such service furnished by any company or person not approved by Landlord. Any necessary exterminating work in the Premises shall be done at Tenant’s expense, at such times, in such manner and by such company as Landlord shall require. Landlord reserves the right to exclude from the Building, from 6:00 p.m. to 8:00 a.m., and at all hours on Sunday and legal holidays, all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to all persons reasonably designated by Tenant. Tenant shall be responsible for the acts of all persons to whom passes are issued at Tenant’s request.

9. Intentionally omitted.

10. The use in the Premises of auxiliary heating devices, such as portable electric heaters, heat lamps or other devices whose principal function at the time of operation is to produce space heating, is prohibited.

11. Tenant shall keep all doors from the hallway to the Premises closed at all times except for use during ingress to and egress from the Premises. Tenant acknowledges that a violation of the terms of this paragraph may also constitute a violation of codes, rules or regulations of governmental authorities having or asserting jurisdiction over the Premises, and Tenant agrees to indemnify Landlord from any fines, penalties, claims, action or increase in fire insurance rates which might result from Tenant’s violation of the terms of this paragraph.

12. Tenant shall be permitted to maintain an “in-house” messenger or delivery service within the Premises, provided that Tenant shall require that any messengers in its employ affix identification to the breast pocket of their outer garment, which shall bear the following information: name of Tenant, name of employee and photograph of the employee. Messengers in Tenant’s employ shall display such identification at all time. In the event that Tenant or any agent, servant or employee of Tenant, violates the terms of this paragraph, Landlord shall be entitled to terminate Tenant’s permission to maintain within the Premises in-house messenger or delivery service upon written notice to Tenant.

13. Tenant will be entitled to three (3) listings on the Building lobby directory board, without charge. Any additional directory listing (if space is available), or any change in a prior listing, with the exception of a deletion, will be subject to a fourteen ($14.00) dollar service charge, payable as Additional Rent.

14. In case of any conflict or inconsistency between any provisions of this Lease and any of the rules and regulations as originally or as hereafter adopted, the provisions of this Lease shall control.

EXHIBIT D-1

LANDLORD’S WORK

PRE-BUILT STANDARDS AND SPECIFICATIONS

Gold Scheme

SL GREEN
REALTY CORP.

Ceiling and Grid:

General Ceiling Notes:
•           All cut edges must be touched up with matching white.
•           Provide gypsum board window pockets at all perimeter windows.
•           Caulk between wall and grid.
•	For full floor Tenants, provide gypsum board ceiling with 6" square downlights at elevator lobby.

Ceiling Tiles
•           At all areas U.O.N.: Armstrong 2'x2’ ‘Ultima HRC' #1912 (Beveled Tegular)
•           All ceiling tiles to be Armstrong HRC (High Recycled Content)

Grid:
•           Armstrong Suprafine HRC grid system 9/16".
•           All ceiling grid to be Armstrong HRC (High Recycled Content)

Ceiling Heights:
•           Standard height 8'-4" in common areas.
•           Perimeter offices 8'-10",
•	Ceiling heights are approximate and are subject to change based on existing building infrastructure.

Doors and Frames:

General Door and Frame Notes:

•	All existing doors are to be clean, free of scratches, gouges, and must be the building standard in color or they must be repaired or replaced. All core doors to receive ADA approved hardware.
•	All doors to be solid core wood doors with birch veneer stained 'espresso' to match SL Green building standard.
•	All hollow metal frames to be 'Ceco' recycled steel frames by Assa Abloy or approved equal.
•	All wood components, substrates and veneers to be FSC Certified/no added urea formaldehyde.
•	All wood stain to be 'AFM Safecoat' water based stain or approved equal.

Door Type #1 - Main Entry Doors (For full floor tenants only)
•	(2) 7'-10" 3'-0" glass doors with 4" high brushed stainless steel header and shoe. 1/2" thick clear tempered glass.
•           5'-0" door pulls Rockwood RM3400 brushed stainless steel.
•	Recessed floor closer/pivot hinge Donna BTS Series (Top and Bottom) with brushed stainless steel cover plate at floor.

Door Type #2 — Typical Office
•	Solid wood birch veneer, stained espresso to match SL Green Building Standard.
•	Hinges: (4) Stanley butt hinges FBB-179 4.5" x 4.5", brushed chrome finish.
•	Lever Set: Schlage 'Athens' D series passage function, satin chrome finish.
•	Door Stop: Ives #438, satin chrome finish.
•	Silencers

Door Type #3 — Storage Room, Closets, IT Rooms, etc.
•	Solid wood door with birch veneer, stained espresso to match SL Green Building Standard.
•	Hinges: (4) Stanley butt hinges FBB-179 4.5" x 4.5", brushed chrome finish.
•	Lever Set: Schlage 'Athens' D series storeroom function lockset, satin chrome finish.
•	Door Stop: Ives #438, satin chrome finish.
•	Silencers

Door Type #4 — Pair of Closet Doors
•	Solid wood door with birch veneer, stained espresso to match SL Green Building Standard.
•	Hinges: (4) Stanley butt hinges FBB-179 4.5" x 4.5", brushed chrome finish.
•	Lever Set: Schlage 'Athens' D series dummy trim, satin chrome finish.
•	Door Stop: Ives overhead stop, satin chrome finish.
•	Magnetic Catch: Ives heavy-duty magnetic catch (#327), satin chrome finish.

Electrical:

Typical Room Allowances:

•           Typical Office:
o           (1) quad outlet
o           (1) data and telephone stub-up

•           Executive Office:
o           (1) quad outlet
o           (1) duplex outlet on opposing wall
o           (2) data and telephone stub-ups

•           Reception Area:
o           (1) quad outlet
o           (1) duplex outlet on opposing wall
o           (2) data and telephone stub-ups

•           Main Conference Room:
o           (1) quad outlet
o           (1) duplex outlet on opposing wall
o           (2) data and telephone stub-ups

•           Pantry:
o           GFI outlets are to be used above pantry counters
o           (1) dedicated outlet for microwave
o           (1) dedicated outlet for refrigerator.
o           (1) dedicated outlet for copier

•           Bathrooms:
o           All outlets to be GFI type.

•           Server Room:
o           (1) 20 amp separate circuit duplex outlet
o           (1) data and telephone stub-up

•           Mechanical Room:
o           One (1) 4" Strip light unless noted otherwise
o           One (1) duplex outlet.

Light Fixtures:

•           2' x 4' Recessed Center Basket Fluorescent Light Fixture:
o           Zenith Series ZBS: ZBS24G232OCTELB-FLEX

•           2' x 2' Recessed Center Basket Fluorescent Light Fixture:
o           Zenith Series ZBS: ZBS22G240BIAXELB-FLEX

•           6" Square Fluorescent Downlights (Elevator Lobby for Full Floor Tenants):
o           Spectrum Lighting 6HSQ Series: SG6HSQ-26-EXPA-AR0606-CL

•           Emergency light fixtures:
o           Battery backup to be installed, placement consistent with NYC codes.

•           Exit Lights:
o           Cooper Lighting, Atlite-Marathon
 Aluminum trim recessed AC only or self-powered LED edge lit exit sign. 8" letters on a clear acrylic face.

•           Light Switches/Sensors:
o	All offices and interior rooms to receive Leviton wall mounted occupancy sensors
o           All open area lighting to be controlled by Leviton Decora light switches.

**General Lighting Note: All lamps to be 3500K

Diffusers:
•           Titus Omni 24"x24" standard finish #26 white or equal.

Devices:
•           Leviton Decora style switches and receptacles throughout (color: white).

Floor Finishes:

General Floor Notes:

•           Flash patch floors as required for a smooth surface to receive specified flooring.
•           All floors to be flashed to a level condition within 24" of all partitions.

•           Porcelain tile (Elevator Lobby of full floor tenants only)
o           24"x12" Dal Tile
o           #CY01 'Harbor Mist'
o           running bond pattern

•           Grout: Spectra-Lock Pro

•           Wood base (Elevator Lobby at full floor tenant only)
o	4 3/8" x 1/4" wood base stained 'espresso' to match SL Green standard door color.
o           All wood stain to be 'AFM Safecoat' water based stain or approved equal.

•           Carpet - thruoughout
o           Monterey 'Site' 51802
o           #00223 Astoria Canvas

•           4" Rubber base
o           Johnsonite Millwork Wallbase Reveal
o           MW-80-F (Color: Fawn)

Pantries/Storage Rooms:
•           VCT
o           Johnsonit
Cortina Grande
Color CG405
Cortina Grande
•           Vinyl base 4" cove - rolled goods
o           Johnsonite
Color: #145 Ash

Millwork:

Pantry counter/sink:

•           Countertop and full height backsplash
o           Dupont Zodiaq Quartz surface
o           Color: Cloud White

•           Danze Faucet, Parma Collection
o           Model /1: 404458SS

•           Elkay sink
o           Gourmet Undermount Single Bowl
o           Model #: FLU1411810

Upper and Lower Cabinets:

•           All exposed surfaces to be plastic laminate
    o           Pionite
    o           Color: Ash Gray, #SG254 "Suede"

•           All interiors to be black melamine

•           Provide adjustable shelf on pins at all cabinets

•           All MDF substrate is to be ESC Certified/no added urea formaldehyde

Pantry Hardware:

•           Manhattan
    o           D4518-SS stainless steel finish
    o           7-1/2" length

Pantry Appliances:

•           GE Profile Refrigerator
    o           Model #: PTS22SHSSS
    Stainless steel finish
    Energy Star

•           GE Profile Microwave
    o           Model #: XL1800
    Stainless steel finish

Closet shelving:

•           One clear birch shelf with 1-1/2" closet rod.

Paint & Wallcovering:

General Notes:

•	All existing and new flooring is to be fully protected at all times during the painting process.
•           Semi-gloss Latex on all trim.
•           Flat latex on all walls, soffits, drywall ceilings
•           Hollow metal doors to be painted same color.
•           No less than two (2) full coats of paint are required at all surfaces.

o           Paint at all areas u.o.n.:
Sherwin Williams Harmony (Low odor/no VOC)
SW-6140 Moderately White

o           Gypsum Board Ceilings and window pockets:
Sherwin Williams Harmony (Low odor/no VOC)
Flat White

o           Wallcovering (To be used at elevator lobby of full floor tenants only)
MDC Wallcoverings
Avant Breathable Non-PVC
AVWY15/4723
Wykliff Sand

Radiator Enclosures:

General Note:
•           All existing radiator enclosures are existing to remain.
•           Radiator enclosures are to be repaired with Bondo, sanded and painted.
•           Install blank cover plates at all existing knock-outs.

Walls:

General Note:
•
All walls at window mullions are to be center of each mullion. In cases where the wall terminates at glass, an offset is to be used leaving enough clearance to remove front panels of radiator enclosures. Where the window mullion is not wide enough for a standard wall thickness, a wall configuration consisting of a smaller stud may be used with an offset.

•           All walls to be taped, spackled and sanded to floor slab.
•           All insulation to be "Ultratouch" Natural Cotton Fiber Insulation

Wall Type (1) - Office walls:
•           (1) layer 5/8" type 'x' gypsum board at each side to 6" above finish ceiling
•           2 1/2" x 25 gauge metal studs, framing to be installed slab to slab

Wall Type (2) — Conference Room:
•           (1) layer 5/8" type 'x' gypsum board at each side to slab above
•           2 1/2" x 25 gauge metal studs, framing to be installed slab to slab
•           2" sound batt insulation between studs

Existing Walls:
•	All existing walls to remain are to be repaired of any cracks, rough spots, chips, or dents and brought to a smooth finish ready to paint.

Glass Walls and Windows:

Conference Room Wall:

•	Front wall at main conference room is to be 1/2" clear tempered glass, eased edges, set in recessed channel top and bottom sealed with clear silicone between glass panels.
•           3/4" thick wood frame at both sides of glass stained espresso to match doors.
•           Glass from 4-1/2" AFF to 7'-10" AFF.
•           Glass panels are to be properly aligned.

Office Front Walls:

•
Front wall at offices and all other conference rooms to be 18" wide 1/2" clear tempered glass, eased edges, set in recessed channel top and bottom sealed with clear silicone between glass panels as per plan.

•           'A" thick wood frame at both sides of glass stained espresso to match doors.
•           Glass from 4-1/2" AFF to 7'-10" AFF.
•           Glass panels are to be properly aligned.

Distraction Strips:

•	All glass panes/walls over 20" wide to receive distraction bands. Distraction bands are to be installed at 33" AFF and 66" AFF.
•	Distraction bands are to be composed of continuous 1-1/2" x 1-1/2" squares with 3" space in between.
•           Film spec: 3M 'Dusted Crystal' or approved equal.

Window Treatments:

•           Solar shade by SOL-R-CONTROL
•	PVC/Greenguard Certified sustainable shade cloth
o	4400/3% openness
Color-alabaster

Bathrooms

Finishes:
•	Paint - Benjamin Moore: white diamond #2121-60 all areas, doors, frames and trim throughout, UON
•	Floor tile: Daltile d014: 2" x 2" desert gray - unglazed matte. Grout color: 1/8" tbd (core bathrooms)
•	Wall tile: Daltile - "Rittenhouse" 0190 artic white 3x6with cove base glazed finish core bathrooms, full height, less 1 course at ceiling grout: 1/8" tbd

Fixtures:
•           Water closet: (8th floor) American Standard:
•	Afwall Flowise elongated 1.28 gpf flushometer toilet (with Everclean) -#3351.128 — white

•	Toilet seat spec. - Kohler: commercial toilet seat - #lc-4666-c —white

•	Lavatory: American Standard: lucerne wall-hung lavatory - #0356

•	Faucet: American standard: Selectronic electronic proximity lavatory faucet -##6055.105
•	Mixing valve: American Standard
•	Selectronic lavatory faucet (optional) mixing valve - #605xtmv

•	Soap dispenser: Bobrick: Contura series - #b-4112

•	Towel dispenser/disposal: Bobrick: Trimline series - #b-380349

•	Toilet paper dispenser: Bobrick: Contura series - #b-3574

•	Grab bars: Bobrick: 1-1/2" diameter stain. Steel grab bars w/ snap flange - (1) #b-6806 x 36 & (1) #b-6806 x 42

•	Mirror: Bobrick: mirror with stainless steel channel frame - #b-165 1824

Ceiling:
•	2' x 2' acoustical ceiling tile: Armstrong Ultima HRC #1912 beveled tegular tile

•	Grid spec: Armstrong Suprafine HRC 15/16" exposed tee grid

•	2'x2' center basket recessed fluorescent fixture: Zenith series zbs: zbs22g217octxelb-flex

EXHIBIT D-2

LIST OF ABOVE STANDARD ITEMS

1           Landlord to install whips provided by Tenant and circuiting per Tenant's direction (it being agreed that this item will be performed after substantial completion of Landlord's Work and completion thereof shall not be a condition to the substantial completion of Landlord's Work).

2           Removal of furniture packaging on the floor, and clean up (if required) (it being agreed that this item will be performed after substantial completion of Landlord's Work and completion thereof shall not be a condition to the substantial completion of Landlord's Work)

3           Computer room:

a)           Supplemental air conditioning (4 5-ton supplemental air conditioning units)
b)           50 KVA power
c)           UPS with 30 minute battery back up
d)           Pre action sprinkler system
e)           Ladder rack
f)	Insulation and vapor barrier to full height slab-to-slab walls, sound proofing, sealed door
g)           Anti static flooring

4           IDF Closet X 2

5           IT Help desk room:

•	Power, AV back boxes, blocking for two plasma screens
•	Two (2) 20 amp dedicated outlets to the bench top
•	Plug mould to bench

6           Landlord work associated with AV installation (AV installation by tenant):

Generally to meeting rooms:

    a)           Blocking for AV monitors
    b)           Power for AV Monitors
    c)           Data stub up for AV monitors
    d)           Core drill, power by Landlord and data by tenant (all to be connected into the table top)

Board Room:
    a)           Ceiling mounted projector
    b)           Blocking and Power for Two large plasma screens
    c)           Microphones in the ceiling
    d)           Blackout shades
    e)           Crestron control
    f)           Speakers in the ceiling
    g)           Power and data to the table (Core drills required)
    h)           Credenza
    i)           Cable TV

7           Offices:

•	Larger Glass Office fronts to be 5'-0" in lieu of 18"

8          Supplemental AC to Board room

9          Meeting rooms (X4 in the Centerline occupied space)
Dedicated VAV and thermostat control in the room
Power and data to the meeting table (Poke through in slab)

10        Meeting rooms (X2 in the sublet space)
Dedicated VAV and thermostat control in the room
Power and data to the meeting table (Poke through in slab)

11        Supplemental AC to copy center

12        Millwork:

•	Copy room
•	Copy center
•	Lunch room
•	File / Copy X 2

13           Lunch room:

•	(2) Additional undercounter soda refrigerators and power
•	Provide & install dishwasher
•	Additional microwave
•	Power for Vending Machines
•	Power and plumbing / hook up for Ice Maker
•	Power and plumbing / hook up for Coffee Maker
•	Additional millwork cabinets and countertop
•	Data stub up and power and blocking for a plasma screen

14           Pantries

•	Power and plumbing / hook up for Refrigerator
•	Power and plumbing / hook up for Coffee Maker
•	Power and plumbing for Ice Maker, Dishwasher and Coffee hook up in Board Room Pantry

15           Reception:

•	Telephone stub up outside reception (X3)
•	Power and data poke through to reception desk
•	Data stub up to waiting area

16           Copy center:

•	Dutch doors
•	Special power receptacles / dedicated circuit for copiers (2 X copiers)
•	Power for binding machine
•	Power for postage meter

•	2 power and data stub up for computers
•	2X data for copiers
•	Data stub up for postage meter

17           Security related:

Data stub ups for card access readers at computer room, IDF X 2, all entrance doors from public corridor, file room next to the IT help desk, storage room next to the server.

18           Swap out coat closet for a copy room next to office 15

EXHIBIT E

CLEANING SPECIFICATIONS

A)         GENERAL CLEANING — NIGHTLY

-	Dust sweep all stone, ceramic tile, marble terrazzo, asphalt tile, linoleum, rubber, vinyl and other types of flooring

-           Carpet sweep all carpets and rugs four (4) times per week

-           Vacuum clean all carpets and rugs, once (1) per week

-           Police all private stairways and keep in clean condition

-	Empty and clean all wastepaper baskets, ash trays and receptacles; damp dust as necessary

-           Clean all cigarette urns and replace sand or water as necessary

-	Remove all normal wastepaper and tenant rubbish to a designated area in the premises. (Excluding cafeteria waste, bulk materials, and all special materials such as old desks, furniture, etc.)

-           Dust all furniture, and window sills as necessary

-           Dust clean all glass furniture tops

-           Dust all chair rails, trim and similar objects as necessary

-	Dust all baseboards as necessary

-           Wash clean all water fountains

-           Keep locker and service closets in clean and orderly condition

B)	LAVATORIES —NIGHTLY (EXCLUDING PRIVATE & EXECUTIVE LAVATORIES)

-           Sweep and mop all flooring

-	Wipe clean all mirrors, powder shelves and brightwork, including flushometers, piping toilet seat hinges

-	Wash and disinfect all basin, bowls and urinals

-	Wash both sides of all toilet seats

-           Dust all partitions, tile walls, dispensers and receptacles

-           Empty and clean paper towel and sanitary disposal receptacles

-	Fill toilet tissue holders, soap dispensers and towel dispensers; materials to be furnished by Landlord

-           Remove all wastepaper and refuse to designated area in the premises

C)	LAVATORIES — PERIODIC CLEANING (EXCLUDES PRIVATE & EXECUTIVE LAVATORIES

-           Machine scrub flooring as necessary

-	Wash all partitions, tile walls, and enamel surfaces periodically, using proper disinfectant when necessary

D)           DAY SERVICES — DUTIES OF THE DAY PORTERS

-           Police ladies' restrooms and lavatories, keeping them in clean condition

-           Fill toilet dispensers, as necessary; materials to be furnished by Landlord

-           Fill sanitary napkin dispensers; materials to be furnished by Landlord

E)           SCHEDULE OF CLEANING

-	Upon completion of the nightly chores, all lights shall be turned off, windows closed, doors locked and offices left in a neat and orderly condition

-	All day, nightly and periodic cleaning services as listed herein, to be done five nights each week, Monday through Friday, except Union and Legal Holidays

-	All windows from the 2nd floor to the roof will be cleaned inside out quarterly, weather permitting

EXHIBIT F

HVAC SPECIFICATIONS

The building's Heat Ventilating and Air Conditioning systems shall be capable of supporting loads and conditions as follows:

•	Five (5) watts per usable square feet of internal heat gain for power and lighting
•	One person per 150 square usable feet.
•	20 cfm per person of outside air
•	All exterior windows must be fitted with building standard blinds and placed in the down position

Temperature and Humidity Design Conditions:

•	Summer (when chiller plant is operational April 15th to October 15th):

Outside Air:                   92°F Dry Bulb
      74°F Wet Bulb

Inside Air:                            75°F Dry Bulb (+1/-1 degrees F)

•	Winter (generally from October 15th to April 15th)

Outside Air:                         5°F Dry Bulb

Inside Air                            72 °F Dry Bulb (+/-2 °F)

EXHIBIT G

FORM OF LETTER OF CREDIT

EXHIBIT H

FORM OF GUARANTY
FOR VALUE RECEIVED and in consideration of and in order to induce the execution of that certain Agreement of Lease dated as of , 2011 (the “Lease”), between 100 CHURCH FEE OWNER LLC (collectively, “Landlord”) and CENTERLINE CAPITAL GROUP INC. (“Tenant”) pursuant to which the entire rentable area on the 15th floor (the “Premises”) in the building known as 100 Church Street, New York, New York (the “Building”) was demised to Tenant, and other good and valuable consideration:

1.    The undersigned hereby absolutely and unconditionally, for itself and its successors and assigns, guarantees to Landlord and to its legal representatives, successors and assigns, that if a default by Tenant under the Lease occurs (beyond the expiration of any applicable cure or grace periods), the prompt and full performance and observance by the Tenant and by its successors and assigns of Tenant's obligation to pay rent, additional rent and any charges accruing under the Lease (or damages in lieu thereof) and the performance of all other obligations of Tenant accruing under the Lease following any such default by Tenant thereunder (beyond the expiration of any applicable cure or grace periods). This Guaranty is an absolute, continuing and unconditional guarantee of payment (and not of collection) and of performance. Notice of all defaults is waived and consent is hereby given to all extensions of time that Landlord may grant to Tenant in the performance of any of the terms of the Lease and/or to the waiving in whole or in part of any such performance, and/or to the releasing of Tenant in whole or in part from any such performance, and/or to the adjusting of any dispute in connection with the Lease, and/or to the assignment of the Lease to any other entity; and no such defaults, extensions of time to cure, waivers, releases, adjustments, or assignments, with or without the knowledge of the undersigned, shall affect or discharge the liability of the undersigned; and the undersigned hereby waives any and all right to a trial by jury in any action or proceeding to enforce such liability hereafter instituted by Landlord, or its successors or assigns, to which the undersigned may be a party. The undersigned further agrees to pay all expenses, including legal fees and disbursements paid or incurred by Landlord in seeking to enforce this Guaranty.

2.    This Guaranty shall not be impaired by, and the undersigned hereby consents to (i) any modification, supplement, extension or amendment of the Lease to which the parties thereto may hereafter agree and (ii) any assignment of the Lease. The liability of the Guarantor hereunder is direct, unconditional and co-extensive with that of the Tenant and may be enforced without requiring Landlord first to resort to any other right, remedy or security. The enforceability of this Guaranty shall not be affected by any bankruptcy proceeding or other proceeding affecting the rights of creditors of Tenant, nor by discharge or modification of Tenant's liability under the Lease in any bankruptcy proceeding. An assignment of the Lease or any subletting thereunder shall not release or relieve the undersigned from its liability hereunder (provided, however, if Landlord exercises any options pursuant to Section 4.02 of the Lease with respect to a Tenant’s Recapture Offer, Guarantor’s obligations shall be limited by the indemnification of Landlord pursuant to Section 4.05 of the Lease). The Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the debts and obligations of Tenant to Landlord, unless and until all of said debts and obligations have been satisfied in full.

3.     This Guaranty is a continuing guarantee which shall remain effective during the term of the Lease, and as to any surviving provisions and obligations of the Lease that remain effective after the termination of the Lease.

4.     The Guarantor represents and warrants to Landlord as follows:

a.    The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action, if any was required.

b.    Guarantor has the full power, authority and legal right to execute and deliver, and to perform and observe the provisions of, this Guaranty including the payment of all moneys hereunder. This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally or (b) the non-availability of equitable remedies which are discretionary with the courts.

c.    No authorization, approval, consent or permission (governmental or otherwise) of any court, agency, commission or other authority or entity is required for the due execution, delivery, performance or observance by the Guarantor of this Guaranty or for the payment of any sums hereunder. Guarantor agrees that if any such authorization, approval, consent, filing or permission shall be required in the future in order to permit or effect performance of the obligations of Guarantor under this Guaranty, Guarantor shall promptly inform Landlord or any of its successors or assigns and shall use its best efforts to obtain such authorization, approval, consent, filing or permission.

d.    Neither the execution or delivery of this Guaranty, nor the consummation of the transactions herein contemplated, nor the compliance with the terms and provisions hereof, conflict or will conflict with or result in a breach of any agreement or instrument to which Guarantor is a party of by which it is bound, or constitutes or will constitute a default thereunder having a material adverse affect on Guarantor’s ability to fulfill its obligations under this Guaranty.

5.     Guarantor acknowledges and agrees that all disputes arising, directly or indirectly, out of or relating to this Guaranty shall be dealt with and adjudicated in the state courts of New York or the Federal courts sitting in New York; and hereby expressly and irrevocably submits the person of Guarantor to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Guaranty. So far as is permitted under the applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Guaranty, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the person of Guarantor in any such court. Guarantor irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of process to Guarantor in accordance with applicable law at the address of Guarantor as hereinafter provided (or if such address is subsequently changed, at such last known address), whether within or without the jurisdiction of any such courts of New York or the Federal courts sitting in New York. This Guaranty shall be governed by and interpreted in accordance with the laws of the State of New York, shall be deemed to have been made and performed in New York, and shall be enforceable in New York.

6.    Provided that service of process is effected upon Guarantor in one of the manners hereafter specified in this Guaranty or as otherwise permitted by law, Guarantor irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (a) any objection which it may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court as is mentioned in the previous paragraph, (b) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum, or (c) any claim that it is not personally subject to the jurisdiction of the above-named courts. Provided that service of process is effected upon Guarantor in one of the manners hereafter specified in this Guaranty or as otherwise permitted by law, Guarantor agrees that final judgment from which Guarantor has not appealed or further appeal in any such suit, action or proceeding brought in such a court of competent jurisdiction shall be conclusive and binding upon Guarantor and, may so far as is permitted under the applicable law, be enforced in the courts of any state or any Federal court and in any other courts to the jurisdiction of which Guarantor is subject, by a suit upon such judgment and that Guarantor will not assert any defense, counterclaim, or set off in any such suit upon such judgment with respect to personal jurisdiction or service of process.

7.    Guarantor agrees to execute, deliver and file all such further instruments as may be reasonably necessary under the laws of the State of New York, in order to make effective (a) the consent of Guarantor to jurisdiction of the state courts of New York and the Federal courts sitting in New York and (b) the other provisions of this Guaranty.

8.    Guarantor hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Guaranty by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to 625 Madison Avenue, New York, New York 10022, provided, following the Commencement Date (as defined in the Lease), Guarantor’s address shall be deemed to be the Premises (as defined in the Lease) or to any other address of which Guarantor shall have given written notice to Landlord. Guarantor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service (a) shall be deemed in every respect effective service of process upon Guarantor in any such suit, action or proceeding and (b) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to Guarantor.

9.    Nothing in this Guaranty shall affect the right of Landlord to serve process in any manner permitted by law or limit the right of Landlord or any of its successors or assigns, to bring proceedings against Guarantor in the courts of any jurisdiction or jurisdictions.

10.    This Guaranty shall be binding upon Guarantor and its successors and assigns and inure to the benefit of Landlord and its successors and assigns.

Dated:  _______________, 2011

CENTERLINE HOLDING COMPANY

By:
Name:
Title:

Business Address:

STATE OF  ______________________________

COUNTY OF ____________________________

On the _____ day of _____ in the year 2011 before me, the undersigned, a Notary Public in and for said State, personally appeared , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity as ____________________  of Centerline Holding Company, and that by his/her signature on the instrument, the _______________ upon behalf of which the individual acted, executed the instrument.

Notary Public

EXHIBIT I

PROPOSED CONSTRUCTION SCHEDULE

100 Church Street
Centerline -13th Floor
Proposed Project Schedule

•           Lease signed

•           Design direction from Tenant for alternates— complete 2 weeks after lease signing

•           Construction drawings — complete 4 weeks after lease signing

•           Bid phase — complete 2 weeks after construction drawing completion

•           Contract award and permits — complete 2 weeks after bid phase completion

•           Approve and award alternates (Tenant) — complete 2 weeks after bid phase completion

•           Construction start—Upon completion of contract award and permits

•           Deliver special equipment (Tenant) —7 weeks after construction start

•           Tele/Data installation start (Tenant) — 7 weeks after construction start

•           Construction substantial completion —14 weeks after construction start

•           Furniture installation start (Tenant) — Upon construction substantial completion